                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Filed by the Registrant /X/

Filed by a Party other than the Registrant / /


Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, For Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12



                             ARNOLD INDUSTRIES, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ / No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------

   (2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

   (5) Total fee paid:


       ----------------------------------------------------------------------

/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

    ___________________________________________________________________________
    (2) Form, schedule or registration statement no.:

    ___________________________________________________________________________
    (3) Filing party:

    ___________________________________________________________________________
    (4) Date filed:

    ___________________________________________________________________________

                          [ARNOLD INDUSTRIES, INC. LOGO]

                              625 SOUTH FIFTH AVENUE
                        LEBANON, PENNSYLVANIA 17042-0210
                           TELEPHONE: (717) 236-4408

                  A MERGER PROPOSAL - YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

    You are cordially invited to attend a special meeting of the shareholders of Arnold Industries, Inc., which will be held on November 20, 2001, at 10 a.m., prevailing time, at the Lebanon Country Club, 3375 West Oak Street, Lebanon, Pennsylvania.

    At this meeting, you will vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 21, 2001, by and among Roadway Corporation, a Delaware corporation, Lion Corp., a Pennsylvania corporation and a wholly owned subsidiary of Roadway Corporation, and Arnold Industries, a Pennsylvania corporation. Pursuant to the merger agreement, Lion Corp. will be merged with and into Arnold Industries, with Arnold Industries continuing as the surviving corporation and becoming a wholly owned subsidiary of Roadway. Mr. Edward H. Arnold, Chairman and Chief Executive Officer of Arnold Industries, has agreed to vote the shares of Arnold Industries common stock over which he has voting control, constituting approximately 16% of the outstanding shares of Arnold Industries common stock, in favor of the merger.

    In the merger, each share of Arnold Industries common stock issued and outstanding at the effective time of the merger, other than shares held by Roadway or any of its subsidiaries or by Arnold Industries or any of its subsidiaries, all of which will be canceled, or by shareholders, if any, who properly exercise their dissenters' rights granted pursuant to the merger agreement, will be converted into the right to receive $21.75 per share in cash, without interest. Consummation of the merger is subject to various conditions, including approval and adoption of the merger agreement and the merger by the affirmative vote of a majority of the votes cast by shareholders entitled to vote, either in person or by proxy, at the special meeting. The merger agreement and the merger are more fully described in the accompanying proxy statement.

    The board of directors has diligently reviewed and considered the terms and conditions of the merger agreement, has unanimously determined that the merger agreement and the merger are fair to and in the best interests of Arnold Industries and its shareholders and has unanimously approved the merger agreement and the merger. In addition, Morgan Stanley has rendered its opinion, which is attached to this proxy statement as Annex B, to the effect that, as of August 21, 2001 and based upon and subject to the considerations in its opinion, the $21.75 cash per share in consideration to be received by holders of Arnold Industries common stock pursuant to the merger agreement was fair from a financial point of view to such shareholders. You are encouraged to read Morgan Stanley's opinion carefully and in its entirety.

    THE ARNOLD INDUSTRIES BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

    Please read the enclosed information carefully before completing and returning your proxy card. Returning your proxy card as soon as possible will ensure your vote is counted at the meeting, whether or not you plan to attend. If you are a registered shareholder and do attend the special meeting, you may withdraw your proxy and vote in person if you wish. If you wish to vote in person at the meeting and hold your shares in your broker's or other record holder's name, you must contact the record holder and request a document called a "legal proxy." You must bring this legal proxy to the meeting in order to vote in person. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.
                                   Sincerely,


                                   Edward H. Arnold
                                   President and Chief
                                   Executive Officer

     The proxy statement is dated October 18, 2001, and was mailed to you on or about October 19, 2001.

                         [ARNOLD INDUSTRIES, INC. LOGO]

                              625 SOUTH FIFTH AVENUE
                        LEBANON, PENNSYLVANIA 17042-0210

                        _______________________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        _______________________________

To Our Shareholders:

    You are hereby notified that a special meeting of shareholders of Arnold Industries, Inc., a Pennsylvania corporation, will be held on November 20, 2001, at 10 a.m., prevailing time, at the Lebanon Country Club, 3375 West Oak Street, Lebanon, Pennsylvania:

   1. to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 21, 2001, by and among Roadway Corporation, a Delaware corporation, Lion Corp., a Pennsylvania corporation and a wholly owned subsidiary of Roadway Corporation, and Arnold Industries, pursuant to which:

      o Lion Corp. will be merged with and into Arnold Industries, with Arnold Industries continuing as the surviving corporation and becoming a wholly owned subsidiary of Roadway; and

      o each share of Arnold Industries common stock issued and outstanding at the effective time of the merger, other than shares held by Roadway or any of its subsidiaries or by Arnold Industries or any of its subsidiaries, all of which will be canceled, or by shareholders, if any, who properly exercise their dissenters' rights granted pursuant to the merger agreement, will be converted into the right to receive $21.75 per share in cash, without interest; and

   2. to transact such other business as may properly be brought before the special meeting or any adjournment or postponement of the special meeting.

    The board of directors of Arnold Industries unanimously recommends that Arnold Industries shareholders vote "FOR" the approval and adoption of the merger agreement.

    The record of shareholders entitled to notice and to vote at the meeting was taken as of the close of business on October 12, 2001.

    The accompanying proxy statement describes the merger agreement, the proposed merger and various actions to be taken in connection with the merger. Approval and adoption of the merger agreement is a condition to the merger. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. Accordingly, if you are a registered shareholder (that is, you hold stock certificates registered in your own name), please complete, date, sign and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you wish to vote in person at the meeting and hold your shares in your broker's or other record holder's name, you must contact the record holder and request a document called a "legal proxy." You must bring this legal proxy to the meeting in order to vote in person.

    PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. If the merger is consummated, you will be sent instructions regarding the surrender of your certificates.

                             By the order of the Board of Directors


                             Heath L. Allen
                             Secretary

Lebanon, Pennsylvania
October 18, 2001

                               TABLE OF CONTENTS


                                                                            Page


QUESTIONS AND ANSWERS ABOUT THE TRANSACTION .............................     1
SUMMARY TERM SHEET ......................................................     3
FORWARD-LOOKING STATEMENTS ..............................................     8
THE ARNOLD INDUSTRIES SPECIAL MEETING ...................................     9
   General ..............................................................     9
   Matters To Be Considered At The Special Meeting ......................     9
   Record Date; Voting At The Special Meeting ...........................     9
   Dissenters' Rights ...................................................    10
   Proxies, Revocation of Proxies .......................................    10
   Solicitation Of Proxies ..............................................    11
THE MERGER ..............................................................    11
   General ..............................................................    11
   The Exchange .........................................................    11
   Background Of The Merger .............................................    12
   Arnold Industries' Reasons For The Merger; Recommendation Of The
   Board Of Directors ...................................................    15
   Opinion Of Morgan Stanley ............................................    17
   Interests Of Officers And Directors In The Merger ....................    23
   Shareholder Voting Agreement .........................................    25
   Regulatory Matters ...................................................    25
   Financing Of The Merger ..............................................    25
   Material Federal Income Tax Consequences .............................    27
   Dissenters' Rights ...................................................    27
MATERIAL PROVISIONS OF THE MERGER AGREEMENT .............................    30
THE COMPANIES ...........................................................    37
   Arnold Industries, Inc. ..............................................    37
   Roadway Corporation ..................................................    37
   Lion Corp.  ..........................................................    37
MARKET PRICES OF COMMON STOCK ...........................................    37
SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS .    38
SHAREHOLDER PROPOSALS ...................................................    39
WHERE YOU CAN FIND MORE INFORMATION .....................................    39

                  QUESTIONS AND ANSWERS ABOUT THE TRANSACTION


Q: When and where is the special meeting?

A: The special meeting will be held on November 20, 2001 at 10 a.m., prevailing time, at the Lebanon Country Club, 3375 West Oak Street, Lebanon, Pennsylvania.

Q: What is happening?

A: You are being asked to vote on a merger agreement pursuant to which Roadway
   Corporation would acquire Arnold Industries in a cash merger.

Q: Why are Roadway and Arnold Industries proposing the merger?

A: For Arnold Industries, the merger presents an opportunity for its shareholders to realize a premium over recent market prices for their shares. In addition, the merger allows Arnold Industries to better compete in the transportation market.

   For Roadway, the merger presents an opportunity to build upon and extend its transportation services. New Penn, Arnold Industries' less-than-truckload business unit, is complementary to Roadway and fundamentally repositions that business among the world leaders.

Q: Please explain what I will receive in the merger.

A: If the merger is completed, you will receive $21.75 in cash, without interest, for each share of Arnold Industries common stock you own.

Q: Do I have dissenters' rights?

A: Yes. Pursuant to the terms of the merger agreement, the holders of Arnold
   Industries shares are entitled to dissenters' rights in connection with the approval and adoption of the merger agreement and the merger. If you do not vote in favor of the merger agreement and the merger, and you properly elect to exercise your dissenters' rights as described under "The Merger-- Dissenters' Rights" and in Annex C, you may receive the court determined "fair value" of your shares of Arnold Industries common stock. The fair value could be equal to, less than or more than $21.75 per share.

Q: When do you expect the merger to be completed?

A: We are working toward completing the merger as quickly as possible. We hope to complete the merger prior to the end of 2001.

Q: What are the tax consequences of the merger?

A: In general, the merger will be taxable to you, and you will recognize a gain or loss in an amount equal to the difference, if any, between the adjusted tax basis of your shares and the amount of cash you receive in the merger.

Q: Who can vote at the special meeting?

A: Holders of shares of Arnold Industries common stock at the close of business on October 12, 2001 may vote at the special meeting.

Q: What vote is required?

A: The merger agreement and the merger must be approved, assuming a quorum, by a majority of the votes cast on the proposal, either in person or by proxy, at the special meeting. A majority of the issued and outstanding shares must be present in person or by proxy to constitute a quorum.

Q: What do I need to do now?

A: We urge you to carefully read this proxy statement, including its annexes.
   You may also want to review the documents referenced under "Where You Can Find More Information." If you are a registered shareholder (that is, you hold stock certificates registered in your own name), complete, date, sign and return your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting.

Q: If my shares of Arnold Industries common stock are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares of Arnold Industries common stock only if you provide instructions on how to vote. Your broker will contact you regarding the procedures necessary for him or her to vote your shares. Please tell your broker how you would like him or her to vote your shares. IF YOU DO NOT TELL YOUR BROKER HOW TO VOTE, YOUR SHARES WILL NOT BE VOTED BY YOUR BROKER AND WILL NOT BE COUNTED AS A VOTE FOR OR AGAINST THE MERGER AGREEMENT AND THE MERGER. If you instruct a broker to vote your shares, you must follow directions received from your broker to change those instructions. If you wish to vote in person at the meeting and hold your shares in your broker's or other record holder's name, you must contact the record holder and request a document called a "legal proxy." You must bring this legal proxy to the meeting in order to vote in person.

Q: What do I do if I want to change my vote?

A: You may change your vote at any time prior to the vote at the special meeting. To do so, you may send in a later-dated, signed proxy card, or written notice stating that you would like to revoke your proxy to the Secretary of Arnold Industries. The last recorded vote will be what is counted at the special meeting. In addition, you may attend the special meeting in person, provide notice of revocation of your proxy to the Secretary of Arnold Industries and vote. If you instruct a broker or other record holder to vote your shares, you must follow directions received from your broker or record holder to change those instructions.

Q: What is the effect if I do not vote?

A: If you do not submit a proxy card or attend the special meeting and vote, your shares will not be voted for or against the merger agreement and the merger, and will also not be counted as present for determining if a quorum is present at the special meeting. If you attend the special meeting but do not vote or if you abstain from voting, your shares will not be counted as a vote for or against the merger agreement and the merger but will nonetheless be counted as present for determining if a quorum is present at the special meeting.

Q: Should I send in my stock certificates now?

A: No. If the merger agreement and the merger are approved and adopted and the merger is consummated, you will be mailed instructions, which will explain how to exchange your stock certificates for the appropriate amount of cash.

Q: Who may I contact with any additional questions?

A: If you would like additional copies of this proxy statement or proxy card or have questions about the special meeting, where to send your proxy card or other aspects of your vote, you should contact:

                            Regan & Associates, Inc.
                                 90 West Street
                                   Suite 905
                           Telephone: (800) 737-3426
                            Attention: James Dougan

    Alternatively, you may contact:

                            Arnold Industries, Inc.
                             625 South Fifth Avenue
                        Lebanon, Pennsylvania 17042-0210
                           Telephone: (717) 236-4408
                         Attention: Investor Relations

                                SUMMARY TERM SHEET

   This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire document, including the documents we have referred you to and the Annexes. We have included page references parenthetically to direct you to a more complete description of each topic presented in this summary. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement as it is the legal document that governs the transaction.

The Special Meeting (Page 9)

   The special meeting will be held at 10 a.m., prevailing time, on November 20, 2001, at the Lebanon Country Club, 3375 West Oak Street, Lebanon, Pennsylvania. At the special meeting, you will be asked to approve and adopt the merger agreement providing for the merger of Lion Corp. into Arnold Industries, after which Arnold Industries would become a wholly owned subsidiary of Roadway.

The Companies (Page 37)

   Arnold Industries is a holding company of transportation and logistics companies. Its business units include New Penn Motor Express, a Northeast regional next-day less-than-truckload carrier, Arnold Transportation Services, an irregular route and dedicated truckload carrier, and Arnold Logistics, which provides distribution, order fulfillment, direct mail and printing, call center management, reverse logistics and contract packaging services.

   Roadway is the parent of Roadway Express, one of the nation's largest transportation companies providing less-than-truckload and truckload freight services throughout North America including export services to 66 countries.

Recommendation Of The Board of Directors (Page 15)

   The board of directors has unanimously approved the merger agreement and the merger, unanimously determined that the merger agreement and the merger are fair to you and in your best interest as a shareholder and unanimously recommends that you vote "FOR" the approval and adoption of the merger agreement and the merger.

Our Reasons For The Merger (Page 15)

   The merger presents an opportunity for Arnold Industries shareholders to realize a premium over recent market prices for their shares. In addition, the merger allows Arnold Industries to better compete in the transportation market.

Opinion Of Morgan Stanley (Page 17)

   In deciding to approve the transaction, the board of directors, among the numerous factors discussed below in "The Merger--Arnold Industries' Reasons For The Merger; Recommendation Of The Board of Directors," considered the oral opinion of Morgan Stanley to the effect that, as of August 21, 2001 and based upon and subject to the considerations in its opinion, the $21.75 in cash per share in consideration to be received by holders of Arnold Industries common stock pursuant to the merger agreement was fair from a financial point of view to such holders. That oral opinion was confirmed in writing by Morgan Stanley as of August 21, 2001, and the written opinion is attached as Annex B to this proxy statement. We encourage you to read the entire opinion.

Financing Of The Merger (Page 25)

   It is estimated that the merger consideration will total approximately $553,000,000. Roadway expects to obtain the funds necessary to pay the merger and option consideration from a credit facility of up to $325,000,000 to be arranged by Credit Suisse First Boston Corp., an accounts receivable securitization facility of up to $200,000,000 and a bond offering of up to $275,000,000 (or a bridge loan of up to that amount if the bonds are not issued before the consummation of the merger). The proceeds from the financing are expected to be used:

   o to consummate the merger and pay related fees and expenses; and

   o after consummation of the merger, to fund general corporate purposes and working capital requirements of Roadway and its subsidiaries.

   Roadway has received a financing commitment letter from Credit Suisse First Boston Corp. with respect to the described credit facilities, which is subject to the satisfaction of various conditions that are typical of financing commitment letters of this nature. See "The Merger--Financing of the Merger."

Effects Of The Merger; Merger Consideration (Page 11)

   Upon consummation of the merger, Lion Corp. will be merged with and into Arnold Industries, with Arnold Industries continuing as the surviving corporation and becoming a wholly owned subsidiary of Roadway. In addition, each share of Arnold Industries common stock issued and outstanding at the date and time the merger becomes effective, other than shares held by Roadway or any of its subsidiaries or by Arnold Industries or any of its subsidiaries, all of which will be canceled, or by shareholders, if any, who properly exercise their dissenters' rights granted pursuant to the merger agreement, will be converted into the right to receive $21.75 in cash, without interest.

Voting At The Special Meeting (Page 9)

   You will be entitled to vote at the special meeting if you owned shares of Arnold Industries common stock as of the close of business on the record date of October 12, 2001. On the record date, there were 24,806,766 shares of Arnold Industries common stock outstanding. You will have one vote at the special meeting for each share of Arnold Industries common stock you owned on the record date.

   The affirmative vote of a majority of the votes cast, either in person or by proxy, at the special meeting is required to approve and adopt the merger agreement and the merger.

Dissenters' Rights (Page 27)

   Pursuant to the terms of the merger agreement, the holders of Arnold Industries shares are entitled to dissenters' rights in connection with the approval and adoption of the merger agreement and the merger. If you do not vote in favor of the merger agreement and the merger, and you properly elect to exercise your dissenters' rights under the procedures set forth in the relevant provisions of Pennsylvania law attached as Annex C to this proxy statement, you may have the fair value of your shares of Arnold Industries common stock determined in an appraisal proceeding and paid to you in cash. These procedures require, among other things, that a dissenter:

   o file with Arnold Industries a written notice of intention to dissent prior to the vote on the merger proposal;

   o make no change in his or her beneficial ownership of Arnold Industries shares from the date of filing of the notice until the effective time of the merger; and

   o not vote "FOR" the approval of the merger proposal.

   There are also post-vote procedures that you must follow if you wish to dissent. Dissenters' rights will be forfeited if these requirements are not fully and precisely satisfied. See the relevant provisions of Pennsylvania law attached as Annex C to this proxy statement.

Voting by Management (Page 23)

   On the record date, directors and executive officers beneficially owned and were entitled to vote 4,902,092 of the outstanding shares of our common stock, or 19.76%. Mr. Edward H. Arnold has entered into a voting agreement with Roadway obligating Mr. Arnold to vote the shares of Arnold Industries common stock over which he has voting control, constituting approximately 16% of the outstanding shares of Arnold Industries common stock, for adoption of the merger agreement and the merger. See "The Merger--Shareholder Voting Agreement."

Interests Of Officers And Directors In The Transaction (Page 23)

   A number of our directors and executive officers have interests in the transaction as employees or directors that are different from, or in addition to, your interests as shareholders, including:

   o Each stock option, including stock options held by executive officers and directors, will be canceled upon consummation of the merger and the holder of each such option will be entitled to $21.75, less the exercise price of such option, in cash.

   o Concurrent with the signing of the merger agreement, Mr. Arnold and certain members of the management team of Arnold Logistics (ARLO) were granted by Roadway an exclusive right to enter into an agreement with Roadway to purchase substantially all of the assets of ARLO if the merger is completed. On October 17, 2001, Roadway entered into a definitive agreement with Mr. Arnold and Arnold Logistics, Inc. to sell the ARLO assets upon completion of the merger. See "The Merger--Interests Of Certain Officers and Directors" for a complete description of that agreement.

Conditions To The Merger (Page 35)

   The merger will not be completed unless a number of conditions are met (or, where permitted, waived), including the following (which are set forth fully in the merger agreement):

   o the shareholders of Arnold Industries approve and adopt the merger agreement and the merger;

   o all necessary governmental and regulatory approvals are obtained, except those which would not have a material adverse effect on the surviving company;

   o no final, nonappealable legal restraint or prohibition is in effect preventing the consummation of the merger or limiting ownership or operation by Roadway, Arnold Industries or any of their respective subsidiaries of any material portion of the business or assets of Roadway or Arnold Industries; and

   o the relevant waiting period imposed under the antitrust laws expires or is terminated.

   In addition, Roadway and Lion Corp. have the right not to consummate the merger if any of the following occurs:

   o Arnold Industries has failed to perform in all material respects its obligations under the merger agreement;

   o the representations and warranties made by Arnold Industries do not continue to be accurate as of the closing date;

   o facts or circumstances resulting in or reasonably expected to result in a material adverse effect on the business, financial condition or results of operations of Arnold Industries or the ability of Arnold Industries to consummate the merger or any other transactions contemplated by the merger agreement or any of its obligations under the merger agreement have occurred since August 21, 2001; or

   o Roadway has not obtained financing in an amount sufficient to pay the full amount of the merger and option consideration.

   Additionally, Arnold Industries has the right not to consummate the merger if any of the following occurs:

   o Roadway has failed to perform in all material respects its obligations under the merger agreement; or

   o the representations and warranties made by Roadway do not continue to be accurate as of the closing date.

Regulatory Matters (Page 25)

   Under the Hart-Scott-Rodino Act, Arnold Industries and Roadway cannot complete the merger until certain information and documentary material are furnished for review by the Federal Trade Commission and the Antitrust Division of the Department of Justice, and the required waiting period under the Hart-

Scott-Rodino Act either expires or is terminated by such agencies. Arnold Industries and Roadway filed Hart-Scott-Rodino Premerger Notification and Report Forms on August 31, 2001. The Federal Trade Commission and the Antitrust Division granted early termination of the waiting period for the merger under the Hart-Scott-Rodino Act on September 18, 2001.

Termination Of The Merger Agreement (Page 35)

   Roadway and Arnold Industries may agree to terminate the merger agreement at any time. In addition, either party may terminate the merger agreement if:

   o the merger is not completed by March 1, 2002;

   o there exists a final, nonappealable legal restraint or prohibition having the effect of preventing the consummation of the merger or limiting ownership or operation by Roadway, Arnold Industries or any of their respective subsidiaries of any material portion of the business or assets of Roadway or Arnold Industries; or

   o Arnold Industries shareholders do not approve and adopt the merger agreement and the merger.

   In addition, Arnold Industries may terminate the merger agreement if Roadway or Lion Corp. has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements, which breach or failure to perform would give rise to failure of the conditions to close and is not cured within 30 days after written notice or is incapable of being cured.

   Additionally, Roadway may terminate the merger agreement if:

   o Arnold Industries has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements, which breach or failure to perform would give rise to failure of the conditions to close and is not cured within 30 days after written notice or is incapable of being cured;

   o the Arnold Industries board of directors withdraws or modifies its recommendation of the merger;

   o the Arnold Industries board of directors approves or recommends any alternative transaction;

   o the Arnold Industries board of directors proposes or announces an intention to enter into an agreement relating to an alternative transaction; or

   o the Arnold Industries board of directors breaches the no solicitation or shareholder recommendation provisions of the merger agreement.

   Arnold Industries does not have the right to terminate the merger agreement or enter into an agreement with respect to an alternative transaction before the special meeting. Arnold Industries, however, may furnish information to and negotiate with a third party after receiving from that party a written, unsolicited proposal for an alternative transaction that the board of directors of Arnold Industries determines in good faith to be more favorable to you than the merger with Roadway.

Payment Of Termination Fees (Page 35)

   We must pay Roadway a termination fee of $15,000,000 if:

   o the merger agreement is terminated:

    o by Arnold Industries if the merger is not consummated prior to March 1, 2002 or shareholder approval is not obtained, and prior to the shareholder meeting Arnold Industries receives an unsolicited acquisition proposal for an alternative transaction or there has been announced publicly an intention to make an acquisition proposal to Arnold Industries or its shareholders and within one year of such termination Arnold Industries enters into an agreement related to such acquisition proposal or consummates the transaction contemplated by such acquisition proposal;

    o  by Roadway if:

      - the merger is not consummated prior to March 1, 2002 or shareholder approval is not obtained, and prior to the shareholder meeting Arnold Industries receives an unsolicited acquisition proposal for an alternative transaction or there has been announced publicly an intention to make an acquisition proposal to Arnold Industries or its shareholders and within one year of such termination Arnold Industries enters into an agreement related to such acquisition proposal or consummates the transaction contemplated by such acquisition proposal;

      - the Arnold Industries board of directors withdraws or modifies its approval or recommendation of the merger;

      - the Arnold Industries board of directors proposes or announces an intention to enter into an agreement relating to an alternative transaction; or

      - the Arnold Industries board of directors breaches the no solicitation or shareholder recommendation provisions of the merger agreement.

Material Federal Income Tax Consequences (Page 27)

   In general, your receipt of cash as a shareholder of Arnold Industries pursuant to the merger will be a taxable transaction for federal income tax purposes and may also be taxable under applicable state, local and foreign income and other tax laws. You will recognize a gain or loss in an amount equal to the difference, if any, between the adjusted tax basis of your shares of Arnold Industries common stock and the amount of cash received in exchange for your shares in the merger. This gain or loss will be a capital gain or loss if your shares of Arnold Industries common stock are a capital asset and will be a long-term capital gain or loss if your holding period of the shares exceeds one year. See "The Merger--Material Federal Income Tax Consequences."

                           FORWARD-LOOKING STATEMENTS

   Arnold Industries' statements contained in this proxy statement and in the documents that have been incorporated into this proxy statement by reference, including our annual and quarterly reports, include forward-looking statements about Arnold Industries that are subject to risks and uncertainties. Forward-looking statements include information concerning the prospects for the consummation of the merger and the future results of operations of Arnold Industries during the period prior to the effective time of the merger, set forth, among other places, under "Questions And Answers About The Transaction," "Summary Term Sheet," "The Merger--Background Of The Merger," "The Merger--Arnold Industries' Reasons For The Merger; Recommendation Of The Board Of Directors," "The Merger--Opinion Of Morgan Stanley" and those statements preceded by, followed by or that otherwise include, the words "believes," "expects," "anticipates," "intends," "estimates" or similar expressions. For those statements, Arnold Industries claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

   In addition to the other factors and matters discussed elsewhere in this proxy statement and in the documents that have been incorporated into this proxy statement by reference, factors that, in the view of Arnold Industries, could cause our actual results or our ability to consummate the merger to differ materially from those discussed in the forward-looking statements include, among others:

   o the timely receipt of necessary shareholder and other consents and approvals needed to complete the merger, which could be delayed for a variety of reasons related or not related to the merger itself;

   o the fulfillment of all of the closing conditions specified in the merger agreement, including the Roadway financing condition;

   o our receipt of any unsolicited acquisition proposals;

   o reactions to the merger from our customers and competitors;

   o changing conditions or market trends in the industries in which Arnold Industries operates;

   o general economic or business conditions, including any effects on our customers;

   o our ability to implement our business strategy;

   o the level of demand for our services and the actions of our competitors;
     and

   o our ability to obtain financing for specific or general corporate purposes.

                     THE ARNOLD INDUSTRIES SPECIAL MEETING

General

   This proxy statement is being furnished to holders of shares of Arnold Industries common stock in connection with the solicitation of proxies by and on behalf of the board of directors for use at the special meeting to be held at 10 a.m., prevailing time, on November 20, 2001, at Lebanon Country Club, 3375 West Oak Street, Lebanon, Pennsylvania, and at any adjournments or postponements of the special meeting. This proxy statement and the accompanying notice, proxy card and letter to the Arnold Industries shareholders are first being mailed on or about October 19, 2001 to holders of shares of Arnold Industries common stock entitled to notice of, and to vote at, the special meeting.

Matters To Be Considered At The Special Meeting

   At the special meeting, shareholders will be asked to consider and vote upon a proposal to approve and adopt the merger agreement and the merger. The board of directors has unanimously determined that the merger agreement and the merger are fair to and in the best interests of Arnold Industries and its shareholders and has unanimously approved the merger agreement and the merger. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. See "The Merger--Background Of The Merger" and "The Merger--Arnold Industries' Reasons For The Merger; Recommendation Of The Board of Directors."

Record Date; Voting At The Special Meeting

   October 12, 2001, has been fixed as the record date for the determination of the holders of shares of Arnold Industries common stock entitled to receive notice of, and to vote at, the special meeting. Only shareholders of record at the close of business on that date will be entitled to receive notice of, and to vote at, the special meeting. At the close of business on the record date, there were 24,806,766 shares of Arnold Industries common stock outstanding, held by approximately 1,079 shareholders of record.

   Shareholders of record on the record date are entitled to one vote per share, exercisable in person or by properly executed proxy, upon each matter properly submitted for the vote of shareholders at the special meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Arnold Industries common stock is necessary to constitute a quorum at the special meeting. Under Pennsylvania law, not less than a quorum of shareholders as of the record date must be present to conduct business at the special meeting. Abstentions and broker non-votes (i.e., shares held by brokers in "street name" (the name of the broker or other record holder) that are not entitled to vote at the special meeting due to the absence of specific instructions from the beneficial owners of those shares) will be counted as present for the purpose of determining the presence of a quorum at the special meeting.

   The affirmative vote of a majority of the votes cast by all holders entitled to vote at the meeting is required to approve and adopt the merger agreement and the merger.

   If you are a registered shareholder (that is, you hold stock certificates registered in your own name), you are requested to complete, date, sign and return the accompanying proxy card promptly to Arnold Industries in the enclosed postage-paid envelope. If your shares are held in "street name" by your broker, you should follow the directions provided by your broker to vote your shares.

   THE FAILURE TO SUBMIT A PROXY CARD OR ATTEND THE SPECIAL MEETING AND VOTE WILL RESULT IN YOUR SHARES NOT BEING VOTED OR BEING COUNTED AS PRESENT FOR DETERMINING IF A QUORUM IS PRESENT AT THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING BUT DO NOT VOTE OR YOU ABSTAIN FROM VOTING, YOUR SHARES WILL NOT BE COUNTED AS A VOTE "FOR" OR "AGAINST" THE ADOPTION OF THE MERGER AGREEMENT AND THE MERGER BUT WILL NONETHELESS BE COUNTED AS PRESENT FOR DETERMINING IF A QUORUM IS PRESENT AT THE SPECIAL MEETING. BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS AN ABSTENTION.

   The board of directors is not aware of any matters other than the approval and adoption of the merger agreement and the merger set forth in the notice of special meeting of shareholders transmitted with this proxy statement that may be brought before the special meeting. If any other matters properly come before the special meeting, the persons named in the accompanying proxy card will vote the shares represented by all properly executed proxies on such matters in such manner as is determined by a majority of the board of directors.

Dissenters' Rights

   Holders of shares of Arnold Industries common stock on the record date who do not vote in favor of the merger agreement and the merger and who comply with the applicable statutory procedures of Pennsylvania law will be entitled to dissenters' rights in connection with the merger pursuant to the merger agreement. Shareholders of Arnold Industries who vote in favor of adopting the merger agreement and the merger, however, will waive their dissenters' rights by doing so. See "The Merger--Dissenters' Rights."

Proxies, Revocation Of Proxies

   Because many of our shareholders are unable to attend shareholders meetings, the board of directors is soliciting proxies to give each shareholder an opportunity to vote on the proposal to approve and adopt the merger agreement and the merger, which is set forth in this proxy statement. You are urged to read carefully the material in this proxy statement and specify your vote on the proposal by marking the appropriate box on the enclosed proxy card and signing, dating and returning the card in the enclosed postage-paid envelope. If you do not specify a choice on the enclosed proxy card and the card is properly executed and returned, the shares will be voted by the proxies "FOR" the proposal to approve and adopt the merger agreement and the merger. All shares of our common stock that are represented at the special meeting by properly executed proxies received and not duly and timely revoked will be voted at the special meeting in accordance with the instructions contained in them. Shareholders whose shares are held in "street name" (i.e., in the name of a broker or other record holder) must either direct the record holder of the shares as to how to vote their shares or obtain a "legal proxy" from the record holder to vote at the special meeting.

   A proxy may be revoked prior to its being voted by:

   o delivering to the Secretary of Arnold Industries, at or before the special meeting, a written instrument bearing a later date than the proxy, which instrument, by its terms, revokes the proxy;

   o duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Arnold Industries at or before the special meeting;

   o attending the special meeting and giving notice of revocation to the Secretary of Arnold Industries prior to the proxy being voted; or

   o if your shares are held by a broker, following the directions received from your broker to change those instructions.

   Attendance at the special meeting without taking other affirmative action as mentioned above will not constitute a revocation of a proxy. Any written instrument revoking a proxy should be sent to: Arnold Industries, Inc., 625 South Fifth Avenue, Lebanon, Pennsylvania 17042-0210, Attention: Secretary.

   If a quorum is not obtained, or if fewer shares of our common stock than the number required are voted in favor of approving and adopting the merger agreement and the merger, we expect the special meeting will be postponed or adjourned in order to permit additional time for soliciting and obtaining additional proxies or votes. At any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the special meeting, except for any proxies that have been revoked or withdrawn. In the absence of a quorum, the special meeting may be adjourned from time to time by the holders of a majority of the shares represented at the special meeting in person or by proxy.

   The obligations of Arnold Industries and Roadway to consummate the merger are subject to, among other things, the condition that our shareholders approve and adopt the merger agreement and the merger by a majority vote of the votes cast at the special meeting. See "Material Provisions of the Merger Agreement--Conditions Precedent."

   YOU SHOULD NOT FORWARD ANY CERTIFICATES REPRESENTING SHARES OF COMMON STOCK WITH YOUR PROXY CARD. IF THE MERGER IS CONSUMMATED, CERTIFICATES SHOULD

BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN A LETTER OF TRANSMITTAL, WHICH WILL BE SENT TO YOU PROMPTLY AFTER THE EFFECTIVE TIME OF THE MERGER.

   Shareholders who require assistance in changing or revoking a proxy should contact Regan & Associates, Inc., at the address or phone number provided in this proxy statement under the caption "Questions and Answers About the Transaction."

Solicitation Of Proxies

   We will pay all costs of soliciting proxies from our shareholders. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies by telephone, in person or by other means of communication, but will not receive additional compensation for doing so. In addition, we have retained Regan & Associates, Inc. to assist us in the solicitation of proxies from brokerage firms and other custodians, nominees and fiduciaries. Regan & Associates, Inc. will be paid a fee estimated at $5,000. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of our common stock held of record by such persons, and we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in performing those services.

                                   THE MERGER

   This section of the proxy statement describes the proposed merger. Although this section summarizes the material terms of the merger, this summary may not contain all of the information that is important to each shareholder. Shareholders should carefully read this entire document and the merger agreement attached as Annex A for a more complete understanding of the merger.

General

   The merger agreement provides, on the terms and subject to the conditions set forth in the merger agreement:

     o for the merger of Lion Corp. with and into Arnold Industries, with Arnold Industries surviving the merger as a wholly owned subsidiary of Roadway; and

     o that each share of Arnold Industries common stock outstanding immediately prior to the effective time of the merger, other than shares owned by Roadway or any of its subsidiaries or by Arnold Industries or any of its subsidiaries, all of which will be canceled, or by shareholders, if any, who properly exercise their dissenters' rights granted pursuant to the merger agreement, will be converted into the right to receive $21.75 in cash, without interest. The effective time of the merger will be at the time articles of merger are filed with the Department of State of the Commonwealth of Pennsylvania (or at a later time as specified in the articles of merger), which is expected to occur after the last of the conditions precedent to the merger set forth in the merger agreement has been satisfied or waived. See "Material Provisions of the Merger Agreement--Conditions Precedent."

The Exchange

   If the merger is completed, you will receive $21.75 in cash for each share of Arnold Industries common stock that you own. Current holders of Arnold Industries common stock will not share in any of the future earnings and potential growth of Arnold Industries.

   As soon as practicable after the effective time of the merger, Registrar and Transfer Company, as the exchange agent for the merger, will mail to each holder of record of Arnold Industries common stock as of the effective time of the merger a transmittal letter to be used in forwarding such shareholder's certificates representing such shares for surrender to Registrar and Transfer Company. Upon such surrender, Registrar and Transfer Company will forward such holder a check for the amount of merger consideration such shareholder is entitled to receive.

   Arnold Industries shareholders should not forward stock certificates to Registrar and Transfer Company until they have received transmittal letters, nor should they return stock certificates with the enclosed proxy.

   Until surrendered to Registrar and Transfer Company, outstanding stock certificates previously issued by Arnold Industries will, from the effective time of the merger, represent the right to receive $21.75 per share, without interest, that such certificate represents. Therefore, in order to receive cash, Arnold Industries shareholders should surrender all outstanding certificates previously issued by Arnold Industries as soon as possible after receiving a transmittal letter.

Background Of The Merger

   In January 1999, after some informal preliminary conversations, representatives of Roadway and Arnold Industries met to discuss the possibility of a business combination involving Roadway and Arnold Industries or Arnold Industries' business unit, New Penn Motor Express. Follow-up meetings were held in early February and May 1999 to discuss the possible combination. No formal proposals were made and Roadway and Arnold did not discuss a possible combination again until April 2000.

   Throughout the remainder of 1999 and the beginning of 2000, senior executives of Arnold Industries held meetings with several nationally recognized investment banks to discuss strategic alternatives to enhance shareholder value and long-term strategies for the company, including, among other things, a going private transaction, a Dutch auction to repurchase shares and a disposition of one or more of Arnold Industries' three business units. Several alternatives were considered but rejected by the board because they did not offer the prospect of maximizing shareholder value. An outright sale of the company was among the alternatives presented to and considered by the board.

   On February 17, 2000, the board authorized senior executives of the company to begin the process of soliciting interest for Arnold Transportation Services, the company's truckload carrier. Preliminary discussions regarding Arnold Transportation Services had been held with an investment bank, but no firm commitment had been given to any of the investment banks consulted by the company.

   In early April 2000, during the course of informal discussions, senior executives of Roadway first discussed with senior executives of Arnold Industries the possibility of Roadway purchasing New Penn. Following these discussions, on April 19, 2000, Roadway executed a confidentiality agreement in favor of Arnold Industries and submitted to Arnold Industries a preliminary due diligence list to solicit information to assist in determining value. On May 31 and June 1, 2000, senior executives of Roadway and Arnold Industries met to discuss again Roadway's interest in acquiring New Penn.

   The Arnold Industries board of directors decided that it was advisable to engage an investment bank in connection with a possible transaction with Roadway and interviewed three investment banks before determining to retain Morgan Stanley. Pursuant to an engagement letter dated July 14, 2000, Arnold Industries retained Morgan Stanley to advise in the possible sale of one or more of the company's business units and/or in assessing other strategic alternatives available to the company.

   The board authorized Morgan Stanley to solicit interests for Arnold Transportation Services. Morgan Stanley was not authorized to solicit interest for Arnold Logistics, however, because the board believed it would be in the best interests of the shareholders to retain that business unit to complement New Penn in the event that discussions with Roadway did not result in a transaction. Throughout the fall of 2000, eight strategic and a number of financial buyers were contacted, but no firm proposals were received for the sale of Arnold Transportation Services.

   As to a possible transaction with Roadway, Morgan Stanley and Roadway's financial advisors, Credit Suisse First Boston Corp., engaged in discussions throughout August and September 2000. These discussions did not result in an offer or indication of value from Roadway.

   Informal discussions between Arnold Industries and Roadway senior executives continued throughout the remainder of 2000 and the first half of January 2001. On January 17, 2001, representatives of Morgan Stanley and

Roadway's financial advisor met to formally discuss the possibility of a transaction involving Arnold Industries and Roadway.

   On February 16, 2001, Kenneth Leedy, an Arnold Industries director and President of New Penn, met with Michael Wickham, Chief Executive Officer of Roadway. During that meeting, Mr. Wickham indicated that Roadway would be willing to pay $17 per share for all of the outstanding shares of Arnold Industries common stock. Mr. Leedy indicated that a $17 per share price would likely be unacceptable to Arnold Industries' board of directors, but Mr. Wickham and Mr. Leedy agreed that Roadway would commence a due diligence review of Arnold Industries and its operations to determine if a higher price could be justified.

   During the first week of March 2001 Roadway's financial and legal advisors conducted due diligence of Arnold Industries at the offices of Arnold Industries' legal and accounting advisors.

   On March 15, 2001, representatives of Arnold Industries and Roadway and each of their legal and financial advisors met to further discuss a potential transaction between the two companies. Representatives of Arnold Industries and its financial advisors indicated that the Arnold Industries board of directors would be unwilling to engage in a transaction unless the per share consideration to Arnold Industries shareholders was above $20.00 per share. Roadway indicated it was primarily interested in acquiring New Penn and inquired whether New Penn could be acquired separately from the other two companies. Edward H. Arnold, Chief Executive Officer and Chairman of the Board of Arnold Industries, indicated that he might be willing to consider acquiring one or both of the companies in which Roadway did not have an interest if such an acquisition would be in the best interests of Arnold shareholders and would facilitate a transaction with Roadway for New Penn. However, because the parties were not sufficiently close on price for New Penn, representatives of Arnold Industries and its financial advisors rejected Roadway's proposal and the two parties ceased discussions.

   During May and June 2001, representatives of Arnold Industries and representatives of Morgan Stanley met and discussed other potential strategic alternatives, including a share repurchase program and a spin-off of one or more of Arnold Industries' business units to its shareholders.

   On July 20, 2001, Mr. Wickham contacted Mr. Leedy, indicating Roadway's desire to resume discussions concerning a possible transaction involving Arnold Industries and Roadway.

   On July 26, 2001, Messrs. Arnold, Leedy and Walborn from Arnold Industries and Mr. Wickham from Roadway met to once again discuss a possible transaction involving Roadway and Arnold Industries. At this meeting, Mr. Wickham indicated again that Roadway's primary interest was to acquire New Penn although it was open to discussions regarding acquiring Arnold Industries in its entirety. During this meeting, Mr. Arnold requested an indication of the price Roadway would be willing to pay both for Arnold Industries in its entirety and for each of Arnold Industries' three business units separately. After further discussion among these executives, Mr. Wickham indicated that Roadway would submit preliminary offers for Arnold Industries with and without Arnold Logistics shortly after the meeting.

   On July 30, 2001, Arnold Industries received a preliminary offer from Roadway in the form of a letter from Mr. Wickham. The letter indicated a preliminary offer for Arnold Industries of $21.00 per share in cash. Alternatively, the letter indicated a preliminary offer of $18.00 per share in cash for Arnold Industries without ARLO based on certain assumptions regarding the disposition of ARLO including that such disposition would be tax neutral to Roadway. The letter also indicated Roadway's preliminary offer was subject to various conditions, including financing, due diligence and the execution of a voting agreement by Mr. Arnold in favor of Roadway with respect to the shares of Arnold Industries common stock over which he has voting power.

   The board of directors held a special meeting on August 1, 2001 to discuss Roadway's preliminary offer. After full consideration and discussion, the board determined it was advisable to pursue a transaction in which Arnold Industries be sold in its entirety, without undertaking separate efforts to solicit interests for New Penn or ARLO. As to New Penn, the board concluded that the material adverse tax consequences that would result from the separate sale of New Penn did not make such a sale a viable alternative. Furthermore, the board concluded, based in part upon input from representatives from Morgan Stanley, that few, if any, strategic buyers, other than Roadway, would be interested in and capable of acquiring a unionized less-than-truckload carrier such as New Penn. As to each of ARLO and New Penn, the board considered the adverse impact of a public auction on both the on-going business development efforts of each of the divisions and its employees and management. The board also considered the fact that Roadway indicated that a transaction had to occur promptly or other alternatives would be pursued by Roadway. The board concluded that due to these factors a public auction of ARLO and/or New Penn was not in the best interest of Arnold Industries' shareholders. Based on the foregoing and the fact that the Company had previously been unsuccessful in its efforts to sell Arnold Transportation Services, and its resulting view that the most favorable transaction for Arnold Industries' shareholders was a sale of Arnold Industries in its entirety, the board instructed Mr. Arnold to inform Mr. Wickham that Roadway's preliminary offer with respect to acquiring Arnold Industries in its entirety provided a basis upon which to proceed with further discussions regarding a potential transaction. The board instructed Morgan Stanley to contact Roadway's financial advisors to discuss the process of moving forward. The board agreed to consider in greater detail with its financial and legal advisors the ultimate valuation of the proposed transaction as well as the associated financing and structural details.

   Throughout the first half of August 2001, representatives of Roadway and its financial and legal advisors sought, and representatives of Arnold Industries and its financial and legal advisors provided, additional due diligence information.

   On the afternoon of August 15, 2001, the executive committee of the Arnold Industries board of directors held a meeting to discuss the status of negotiations with Roadway. Mr. Arnold and Mr. Leedy reported on the continuing discussions of the parties. The executive committee received a detailed presentation from Arnold Industries' special counsel, Morgan, Lewis & Bockius LLP, regarding the board of directors' fiduciary duties in considering the proposed transaction as well as a summary of the material terms of the initial draft of the proposed merger agreement distributed by Roadway's counsel on August 14, 2001, which included the proposed voting agreement for Mr. Arnold.

   At a meeting of the executive committee of the Arnold Industries board of directors held on August 16, 2001, the executive committee was informed by representatives of Morgan Stanley that Roadway had completed its due diligence review of Arnold Industries and had reconfirmed its initial offer of $21.00 per share. At this meeting, Mr. Arnold informed the executive committee that he was considering entering into formal discussions with Roadway to acquire ARLO in a separate transaction following completion of the proposed merger. After a full discussion of the executive committee, and a review of the board of directors' fiduciary duties by legal counsel, the executive committee determined that Mr. Arnold should retain separate legal counsel and financial advisors to assist him in considering such a purchase of ARLO and that Mr. Arnold would have to recuse himself from all discussions regarding the proposed merger once he made a formal offer to Roadway for ARLO. The executive committee discussed how Mr. Arnold's proposed transaction might impact Arnold Industries' proposed transaction with Roadway. The executive committee determined it would not permit Roadway to condition the proposed transaction with Arnold Industries upon the success or consummation of Mr. Arnold's proposed transaction. The executive committee then determined that Mr. Arnold's discussions with Roadway should not be a factor in the board's consideration of the proposed merger and that all future discussions regarding the proposed merger would be conducted without any consideration to Mr. Arnold's proposed transaction.

   A meeting of the executive committee of the board of directors was held on the evening of August 17, 2001 to discuss the status of negotiations with Roadway. The executive committee discussed the principal terms of the proposed merger agreement and the timing of, and need for, future special meetings of the board. Mr. Arnold informed the executive committee that he had entered into discussions with Roadway and had made a formal offer to acquire ARLO in a separate transaction following the completion of the proposed merger. Mr. Arnold recused himself from discussions regarding the proposed merger until the board was prepared to take its final vote regarding the proposed merger. Mr. Arnold excused himself from the meeting and did not attend any other meetings of the board until the special meeting held on the evening of August 21, 2001, at which the board approved the merger. After Mr. Arnold excused himself from the meeting, the executive committee was updated regarding the open issues relating to the merger agreement.

   From August 18 through August 21, 2001, Arnold Industries and Roadway management and the financial and legal advisors of each company continued to negotiate the terms of the merger agreement. The executive committee, without Mr. Arnold, and the independent directors received full briefings of the progress of negotiations throughout the period.

   On August 20, 2001, the board of directors, without Mr. Arnold, held a special meeting to discuss the remaining open issues relating to the merger agreement. Representatives of Morgan, Lewis & Bockius LLP summarized the remaining issues and answered the board's questions regarding the merger agreement. The board was informed that Mr. Arnold and the management team of ARLO planned to enter into an agreement with Roadway granting Mr. Arnold and the management team the exclusive right to enter into an agreement to purchase ARLO from Roadway for $105 million in cash and the assumption of ARLO's indebtedness following the completion of the proposed merger. Representatives of Morgan Stanley reviewed with the board Morgan Stanley's financial analysis of the $21.00 per share cash merger consideration. After full consideration and discussion, the board authorized Mr. Leedy to contact the chief executive officer of Roadway to negotiate an increase in the per share merger consideration.

   On the evening of August 20, 2001, Mr. Leedy informed Mr. Wickham that the $21.00 per share merger consideration was unacceptable to the board of directors. After further discussions between Mr. Leedy and Mr. Wickham, Mr. Wickham indicated that Roadway would be willing to offer a per share merger consideration of $21.75. Mr. Leedy indicated that he would present Roadway's revised offer to the board of directors. Later that evening the board held a special meeting to discuss Roadway's revised offer.

   A special meeting of the board of directors was held on the morning of August 21, 2001 to discuss the remaining open issues relating to the merger agreement. After full consideration and discussion of the revised offer and the remaining open issues, the board authorized representatives of Morgan, Lewis & Bockius LLP to finalize the merger agreement with Roadway's counsel. The board scheduled another special meeting for the afternoon of August 21, 2001 to make its final determination with respect to the proposed merger.

   On the afternoon of August 21, 2001, the board of directors held a special meeting to review the proposed transaction. Mr. Leedy reviewed with the board the status of the negotiations with Roadway and the terms of the proposed merger transaction. A representative of Morgan, Lewis & Bockius LLP reviewed with the board the terms and provisions of the proposed merger agreement (including, in particular, the provisions relating to (a) the ability of the directors to consider other acquisition proposals should they arise and (b) the payment of a termination fee to Roadway in certain circumstances) and the legal duties and responsibilities of the directors in connection with the proposed transaction. Representatives of Morgan Stanley presented an overview of the financial aspects of the proposed merger transaction and orally delivered Morgan Stanley's opinion, which was subsequently confirmed in writing, to the effect that, as of August 21, 2001, based upon and subject to the various considerations set forth in its opinion, the $21.75 cash per share consideration to be received by the Arnold Industries shareholders pursuant to the merger agreement was fair from a financial point of view to such shareholders. Following full consideration and discussion and a review of the principal reasons for the merger, the Arnold Industries board of directors unanimously approved the merger agreement determining that the merger agreement and the transactions contemplated by the merger agreement were fair to and in the best interests of Arnold Industries and its shareholders. The reasons for the Arnold Industries board of directors' approval are summarized below.

   On the evening of August 21, 2001, Roadway, Lion Corp. and Arnold Industries executed the definitive merger agreement. On August 22, 2001, a joint press release announcing the merger was issued.

Arnold Industries' Reasons For The Merger; Recommendation Of The Board Of Directors

   The board of directors unanimously determined that the terms of the merger agreement and the merger are fair to and in the best interests of Arnold Industries and its shareholders, unanimously approved the merger agreement and the merger, and unanimously recommends that shareholders vote "FOR" approval and adoption of the merger agreement and the merger.

   In reaching its decision to unanimously approve the merger agreement and the merger, the board of directors consulted with senior management and financial and legal advisors, and considered a number of factors, including the following:

     o the consideration offered to Arnold Industries shareholders, which represents a premium of:

          o 21.1% over the average closing price of a share of Arnold Industries common stock for the one-year period preceding August 20, 2001 (the day preceding the announcement of the merger);

          o 18.0% over the average closing price of a share of Arnold Industries common stock for the six-month period preceding August 20, 2001;

          o 11.2% over the average closing price of a share of Arnold Industries common stock for the one-month period preceding August 20, 2001;

          o 4.8% over the closing price of a share of Arnold Industries common stock on August 21, 2001;

     o a review of the possible strategic alternatives to a sale of Arnold Industries, including the prospects of continuing to operate Arnold Industries as an independent company, the value to shareholders of these alternatives and the timing and likelihood of achieving additional value from these alternatives, and the possibility that Arnold Industries' future performance might not lead to a stock price having a higher present value than the merger consideration;

     o the opinion of Morgan Stanley to the effect that, as of August 21, 2001 and based on and subject to the considerations in its opinion, the $21.75 cash per share in consideration to be received by holders of Arnold Industries common stock pursuant to the merger agreement was fair from a financial point of view to such holders and the financial analyses conducted by Morgan Stanley in connection with its opinion, as described under "The Merger--Opinion Of Morgan Stanley;"

     o    the likelihood of consummation of the merger;

     o the fact that Roadway had obtained a financing commitment, subject to customary conditions, from Credit Suisse First Boston sufficient to provide the financing necessary to consummate the merger and the transactions contemplated by the merger agreement;

     o the board of directors' view that the terms of the merger agreement, as reviewed by the board of directors with its legal and financial advisors, are fair to Arnold Industries and its shareholders and give the board of directors the flexibility needed to comply with its fiduciary duties under Pennsylvania law. See "Material Provisions Of The Merger Agreement--Covenants--No Solicitation" and "Material Provisions Of The Merger Agreement--Additional Agreements--Fees and Expenses;"

     o the board of directors' knowledge of the business, operations, properties, assets, financial condition and operating results of Arnold Industries;

     o the fact that Roadway is willing to acquire all three operating business units of Arnold Industries, thereby avoiding any adverse impact of a separate public auction of each of the three business units and the adverse tax impact of selling the business units separately;

     o the determination that a sale of Arnold Industries in its entirety is more favorable to the shareholders of Arnold Industries than a sale of its business units separately; and

     o the fact that Roadway is a unionized less-than-truckload carrier and may be the only strategic buyer willing and financially able to acquire another unionized less-than-truckload carrier.

   In addition to the factors set forth above, in the course of its meetings, the board of directors reviewed and considered a wide variety of information relevant to the merger including:

     o information concerning Arnold Industries' and Roadway's businesses, historical financial performance and condition, operations, customers, competitive positions, prospects and management;

     o current financial market conditions and historical market prices, volatility and trading information with respect to the Arnold Industries common stock;

     o the consideration to be paid to the Arnold Industries shareholders in the merger and a comparison of comparable merger transactions; and

     o the potential impact of the merger on customers, employees and other constituencies of Arnold Industries.

   The board of directors also considered certain countervailing factors in its deliberations concerning the merger, including:

     o the potential disruption of Arnold Industries' business that might result from the announcement of the merger;

     o the possibility that the merger may not be consummated, particularly in light of Roadway's financing condition;

     o the fact that the cash consideration to be received by Arnold Industries shareholders will be taxable to them;

     o the fact that following the merger, Arnold Industries shareholders will cease to have an interest in Arnold Industries and will forego the upside opportunity associated with any future growth of Arnold Industries; and

     o the required payment by Arnold Industries in various circumstances of a termination fee under the merger agreement. See "Material Provisions Of The Merger Agreement--Termination, Fees, Amendment and Waiver."

   The foregoing discussion of the information and factors discussed by the board of directors is not meant to be exhaustive, but is believed to include all material factors considered by the board of directors. The board of directors did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the merger agreement and the merger are fair to and in the best interests of Arnold Industries and its shareholders. Rather, the board of directors viewed its position and recommendation as being based on the totality of the information presented to and considered by it. As a result of its consideration of the foregoing and other relevant considerations, the board of directors unanimously determined that the merger agreement and the merger are fair to and in the best interests of Arnold Industries and its shareholders and approved the merger agreement and the merger. Accordingly, the board of directors unanimously recommends that shareholders vote "FOR" approval and adoption of the merger agreement and the merger.

Opinion Of Morgan Stanley

   Pursuant to an engagement letter dated July 14, 2000, Arnold Industries retained Morgan Stanley to act as its financial advisor in connection with a possible sale of the company. Morgan Stanley was selected by the Arnold Industries Board of Directors to act as Arnold Industries' financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Arnold Industries and of Roadway. At the August 21, 2001 meeting of the Arnold Industries board of directors, Morgan Stanley rendered an oral opinion, which was confirmed in writing as of August 21, 2001, to the effect that as of such date and based upon and subject to the various considerations set forth in its opinion, the consideration to be received by the holders of Arnold Industries common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

   The full text of the written opinion of Morgan Stanley, dated August 21, 2001, describes among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. The opinion is attached to this proxy statement as Annex B and is incorporated herein by reference. This opinion should be read carefully and in its entirety. Morgan Stanley's opinion is directed to the Arnold Industries board of directors and addresses only the fairness of the consideration to be received by holders of Arnold Industries common stock pursuant to the merger agreement from a financial point of view to such holders as of the date of this opinion. The opinion does not address any other aspect of the merger and does not constitute a recommendation to any person as to how to vote with respect to the merger. The summary of the opinion of Morgan Stanley described in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

   In connection with rendering its opinion, Morgan Stanley, among other things:

     o reviewed certain publicly available financial statements and other business and financial information of Arnold Industries and Roadway;

     o reviewed certain internal financial statements and other financial and operating data concerning Arnold Industries and its constituent businesses prepared by the management of Arnold Industries;

     o reviewed certain financial forecasts prepared by the management of Arnold Industries and its constituent businesses;

     o discussed the past and current operations and financial condition and the prospects of Arnold Industries and its constituent businesses, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of Arnold Industries;

     o reviewed the reported prices and trading activity for the Arnold Industries common stock;

     o compared the financial performance of Arnold Industries and its constituent businesses and the prices and trading activity of the Arnold Industries common stock with that of certain other comparable publicly-traded companies and their securities;

     o reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

     o participated in discussions and negotiations among representatives of Arnold Industries and Roadway and their financial and legal advisors;

     o    reviewed the merger agreement and certain related documents; and

     o considered such other factors and performed such other analyses as Morgan Stanley deemed appropriate.

   In rendering its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to it by Arnold Industries for the purposes of its opinion. With respect to the financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Arnold Industries and its constituent businesses. As the Arnold Industries board of directors was aware, Morgan Stanley did not receive financial forecasts for Roadway and instead, with the consent of the Arnold Industries board of directors, relied on the publicly available estimates of certain analysts who report on Roadway. Morgan Stanley is not a legal, regulatory or accounting expert and has relied on the assessments of Arnold Industries and its advisors with respect to certain tax effects with and without the merger. In addition, Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Arnold Industries and its constituent businesses, nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

   Since Morgan Stanley was not requested to, and did not consider, the option by which Edward H. Arnold will have the opportunity to acquire ARLO from Roadway (the "Option") in arriving at its opinion, Morgan Stanley's opinion also did not, in any way, address the fairness of the Option.

   The following is a brief summary of all the material analyses performed by Morgan Stanley in connection with rendering its oral opinion to the Arnold Industries board of directors and its written opinion letter, dated August 21, 2001. The information used by Morgan Stanley in its analyses was as of August 20, 2001. Some of these summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

Historical Offer Premium Analysis

   Morgan Stanley reviewed and analyzed the implied offer premiums of the daily and average closing share price of Arnold Industries over various periods during a twelve-month period beginning August 20, 2000, and ending August 20, 2001. The following table presents the implied offer premium to the average closing price of Arnold Industries common stock during the periods covered and as of August 20, 2001, based on the merger consideration of $21.75 per share of Arnold Industries' common stock and a closing share price for Arnold Industries' common stock of $21.75 on August 20, 2001.

   Period                                                          Implied Offer Premium to Merger Consideration
   ------                                                        --------------------------------------------------
   August 20, 2001                                                                      0.0%
   Last 5 days prior to August 20, 2001                                                 5.6%
   Last 1 month prior to August 20, 2001                                               11.2%
   Last 2 months prior to August 20, 2001                                              13.8%
   Last 3 months prior to August 20, 2001                                              15.2%
   Last 6 months prior to August 20, 2001                                              18.0%
   Last 12 months prior to August 20, 2001                                             21.1%
   Latest twelve months low (August 22, 2000)                                          52.6%


Equity Research Analyst Price Targets Analysis

   Morgan Stanley reviewed the twelve-month price target estimate for Arnold Industries of the available published equity research analyst. The twelve-month price target of $20.00 per share was approximately 8.0% below the consideration of $21.75 per share.

Comparable Company Analysis

   Morgan Stanley compared various publicly available information of Arnold Industries with publicly traded companies that share similar characteristics with Arnold Industries. The following table sets forth the companies used in the comparable company analysis.


                              Comparable Companies
                              --------------------

                     Arkansas Best Corporation
                     CNF Incorporated
                     Consolidated Freightways
                     Old Dominion Freight Line, Incorporated
                     Roadway Corporation
                     USFreightways Corporation
                     Yellow Corporation

   Morgan Stanley determined the market capitalization for the comparable companies based on the closing share price of each company on August 20, 2001. Morgan Stanley then arrived at a range of comparable company multiples by (1) dividing the market capitalizations of projected earnings and (2) dividing the market capitalization, plus net debt, by revenues, earnings before interest, taxes, depreciation and amortization, or EBITDA, and earnings before interest and taxes, or EBIT, in each case, for each of the comparable companies for the last twelve months and years 2001 and 2002 based upon estimates compiled by First Call Corp., publicly available financial information and publicly available Morgan Stanley equity research.

   Based upon these comparable company multiples, Morgan Stanley applied multiples to the corresponding Arnold Industries statistic estimates based upon publicly available financial information. The resulting valuation range computed by Morgan Stanley implied a value of $14.98 to $16.57 per share of Arnold Industries common stock.

   No company utilized in the comparable company analysis is identical to Arnold Industries. In evaluating the peer group, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Arnold Industries. These other matters include the impact of competition on the business of Arnold Industries and the industry generally, industry growth and the absence of any material change in the financial condition and prospects of Arnold Industries or in the industry or financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable company data.

Precedent Transaction Analysis

   Morgan Stanley used publicly available information to calculate multiples of selected financial data paid in several precedent transactions and applied these multiples to comparable financial data of Arnold Industries. The following table sets forth the precedent transactions utilized in this analysis.

                             Precedent Transactions
                             ----------------------

                  FedEx Corporation/American Freightways
                  Yellow Corporation/Jevic Transportation, Incorporated Yellow Corporation/Action Express, Incorporated
                  FedEx Corporation/Caliber Systems Incorporated
                  Super Group Limited/Regional Transporters
                  Arkansas Best Corporation/Worldway Corporation

   For the acquired corporation in each of these transactions, Morgan Stanley calculated or was provided (1) EBITDA, (2) EBIT and (3) earnings, in each case realized or projected during the applicable transaction year, without giving effect to the impact of the transaction based on publicly available information. Morgan Stanley then calculated the multiples of the amounts paid by the acquiror applicable in each precedent transaction. Based on these precedent transaction multiples, Morgan Stanley applied multiples to the corresponding Arnold Industries statistic estimate based on publicly available financial information. The resulting valuation range computed by Morgan Stanley implied a value of $17.74 to $20.42 per Arnold Industries share.

   No transaction utilized as a comparison in the precedent transactions analysis is identical to the merger. Additionally, Morgan Stanley observed that the majority of precedent transactions were consummated between non-union carriers. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Arnold Industries. These other matters include the impact of competition on the business of Arnold Industries and the industry generally, industry growth and the absence of any material change in the financial condition and prospects of Arnold Industries or in the industry or financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using precedent transaction data.

Sum-of-Parts Analysis

   Morgan Stanley noted that Arnold Industries contains three distinct divisions, less-than-truckload (New Penn), truckload (Arnold Transportation Services) and logistics (ARLO). Morgan Stanley analyzed financial information for each of Arnold Industries' substantial businesses to arrive at an equity valuation for the entire Arnold Industries business. The valuation of each of Arnold Industries' businesses was implied from similar methodologies, such as the comparable company, precedent transaction and discounted cash flow analyses. Based upon the evaluation of each of Arnold Industries' businesses as detailed below, post adjustment of Arnold Industries' net cash, the resulting valuation range computed by Morgan Stanley implied a value of $16.71 to $19.86 per share of Arnold Industries common stock.

   Comparable Company Analysis

   For each of Arnold Industries' businesses, Morgan Stanley compared publicly available financial information of each business with publicly traded companies that share similar characteristics with such business. The following tables set forth the comparable companies utilized for each business.

               New Penn                                  ARLO                              Arnold Transportation Services
               --------                  ------------------------------------    -------------------------------------------------
Arkansas Best Corporation                Airborne, Inc.                          Celadon Group, Incorporation
CNF Incorporated                         CNF Incorporated                        Covenant Transport, Incorporated
Consolidated Freightways                 FedEx Corporation                       Transport Corp. of America, Incorporated
Old Dominion Freight Line,               HUB Group, Incorporated                 U.S. Xpress Enterprises, Incorporated
 Incorporated                            Ryder System Inc.                       USA Truck, Incorporated
Roadway Corporation
USFreightways Corporation
Yellow Corporation


   Morgan Stanley determined the market capitalization for the comparable companies based on the closing share price of each company on August 20, 2001. Morgan Stanley then arrived at a range of comparable company multiples by (1) dividing the market capitalizations of projected earnings and (2) dividing the market capitalization, plus net debt, by revenues, EBITDA, and EBIT, in each case, for each of the comparable companies for the last twelve months and years 2001 and 2002 based upon estimates compiled by First Call Corp., publicly available financial information and publicly available Morgan Stanley equity research.

   Morgan Stanley then applied these comparable company multiples to the corresponding business statistic estimated based on publicly available financials. The analysis implied the following valuation ranges.

                                                            Range
         Business                                           ($MM)
         --------                                         ---------
         New Penn                                          190-245
         ARLO                                               60-80
         Arnold Transportation Services                     70-87

   Precedent Transaction Analysis

   For each of Arnold Industries' businesses, Morgan Stanley used publicly available information to calculate multiples of selected financial data paid in several precedent transactions and applied these multiples to comparable financial data of each business. The following table sets forth the precedent transactions utilized for each business.

               New Penn                                  ARLO                              Arnold Transportation Services
               --------                  ------------------------------------    -------------------------------------------------
FedEx Corporation/American               Kuehne & Nagel International            Swift Transportation Co., Incorporated/
 Freightways                               AG/USCO Logistics                       MS Carriers, Incorporated
Yellow Corporation/Jevic                 United Parcel Service,                  High Road Acquisition Subsidiary
 Transportation, Incorporated              Incorporated/Mailboxes Etc.             Corp./KLLM Transport Services,
Yellow Corporation/Action Express,       United Parcel Service, Incorporated/      Incorporated
 Incorporated                              Fritz Companies, Inc.                 USFreightways Corporation/
FedEx Corporation/Caliber                APL Limited/GATX Corporation              Transportation Corporation of
 Systems Incorporated                    TNT Post Group NV /CTI Logistix,          America
Super Group Limited/Regional               Incorporated                          Schneider National/Landstar Poole
 Transporters                            EGL, Inc./Circle International Group,     Schneider National/Builders Transport,
Arkansas Best Corporation/Worldway         Incorporated                            Incorporated
 Corporation                             Ocean Group Plc./NFC Plc.               Odyssey Partners Limited/Celedon
                                         FedEx Corporation/Tower Group             Group, Incorporation
                                         C.H. Robinson Worldwide,                US Xpress Enterprises,
                                           Incorporated/American                   Incorporated/Victory Express
                                           Backhaulers                           Toll Holdings Limited/TNT Seafast
                                         Deutsche Post AG/Air Express            Penske Truck Leasing Co./Leaseway
                                           International Corporation               Transportation Corporation
                                         Ocean Group Plc/Mark VII,               Laidlaw Incorporated/Mayflower Group,
                                           Incorporated                            Incorporated
                                         Danzas Holding-AG/ASG AB.


   Morgan Stanley calculated or was provided (1) EBITDA, (2) EBIT and (3) earnings, in each case realized or projected during the applicable transaction year, without giving effect to the impact of the transaction. Morgan Stanley then calculated the multiples of the amounts paid by the acquiror applicable in each precedent transaction and applied these multiples to the corresponding business statistic estimate based on publicly available financial information. The analysis implied the following valuation ranges.

                                                                 Range
         Business                                                ($MM)
         --------                                              ---------
         New Penn                                               275-330
         ARLO                                                   90-115
         Arnold Transportation Services                          70-95

   Discounted Cash Flow Analysis

   Morgan Stanley also performed an analysis of discounted cash flows for each business based upon projections supplied by Arnold Industries. Morgan Stanley calculated or was provided free cash flow estimates for the projection period and applied a terminal multiple to each business' projected year 2005 EBITDA to the corresponding business statistic estimate based upon estimates provided by Arnold Industries and utilized a discount rate for each business' cash flows. The analysis implied the following valuation ranges.

                                                Discount Rate         Range
                       Business                      (%)              ($MM)
                       --------                 -------------         -----
   New Penn                                          10.0            230-270
   ARLO                                              12.0            110-130
   Arnold Transportation Services                    11.0             60-75

   Asset Valuation

   Morgan Stanley was provided with an indicative valuation of Arnold Transportation Services' assets. The net liquidation value of the Arnold Transportation Services' assets was estimated to be approximately $70.0MM.

   After-tax Component Sum-of-Parts Analysis

   Morgan Stanley also analyzed financial information for each of Arnold Industries' substantial businesses to arrive at an equity valuation for the entire Arnold Industries business assuming the sales of ARLO and Arnold Transportation Services. Based upon information provided to Morgan Stanley from Arnold Industries, the tax bases of the ARLO and Arnold Transportation Services businesses were assumed to be $52.0MM and $38.8MM, respectively. Morgan Stanley assumed a tax rate of 39%. The pre-tax valuation range of ARLO as computed by Morgan Stanley implied a value of $80.0MM to $110.0MM. The pre-tax valuation range of Arnold Transportation Services as computed by Morgan Stanley implied a value of $60.0MM to $70.0MM. Based upon the evaluation of each of Arnold Industries' businesses as detailed in the previous analyses, post adjustments for Arnold Industries' net cash and estimated tax effect of the sale of Arnold Transportation Services and ARLO, the resulting valuation range computed by Morgan Stanley implied a value of $15.95 to $18.49 per share of Arnold Industries common stock.

   In connection with the review of the merger by the Arnold Industries board of directors, Morgan Stanley performed a variety of financial and comparative analyses for the purpose of its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuation resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Arnold Industries.

   In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic condition and other matters, many of which are beyond the control of Arnold Industries. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those of the fairness of the consideration in the merger agreement to Arnold Industries. The analyses do not purport to be appraisals or to reflect the prices at which Arnold Industries common stock or Roadway common stock might actually trade. The consideration and other terms of the merger agreement were determined through arm's length negotiations between Arnold Industries and Roadway and were approved by the Arnold Industries board of directors. Morgan Stanley has provided advice to Arnold Industries during such negotiations. However, Morgan Stanley did not recommend any specific form of consideration to Arnold Industries or that any specific form of consideration constituted the only appropriate consideration for the merger. In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition or business combination involving Arnold Industries in its entirety.

   Morgan Stanley's opinion was one of the many factors taken into consideration by the Arnold Industries board of directors in making its determination to approve the merger. Morgan Stanley's analyses summarized above should not be viewed as determinative of the opinion of the Arnold Industries board of directors with respect to whether or not the Arnold Industries board of directors would have been willing to agree to a different amount or form of consideration.

   Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In addition, Morgan Stanley is a full-service securities firm engaged in securities trading, brokerage and financing activities. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions for its own account or the accounts of customers, in debt or equity securities or senior loans of Arnold Industries or Roadway.

   Pursuant to an engagement letter, Arnold Industries agreed to pay Morgan Stanley a customary fee, which is contingent upon the closing of the merger, and to reimburse Morgan Stanley for any reasonable expenses incurred in connection with Morgan Stanley's engagement. Arnold Industries also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates, against certain liabilities and expenses, including certain liabilities under the federal securities laws arising out of Morgan Stanley's engagement. In the past, Morgan Stanley and its affiliates have provided financial advisory services to Arnold Industries and have received fees for the rendering of these services.

Interests Of Officers And Directors In The Merger

   In considering the recommendation of the board of directors with respect to the merger agreement and the merger, you should be aware that the directors and executive officers of Arnold Industries have certain interests in the merger that may be different from, or in addition to, shareholders of Arnold Industries. The board of directors was aware of these interests as they existed on August 21, 2001, and considered them, among other factors, in approving the merger agreement and the merger. These interests are summarized below.

   Interest in Common Shares and Options. As of October 12, 2001, our executive officers and directors beneficially owned an aggregate of 4,902,092 shares of our common stock. The aggregate consideration that would be received in the merger in respect of these shares would be $106,620,501. As of October 12, 2001, our executive officers and directors also owned an aggregate of 651,400 stock options to purchase shares of our common stock. Upon consummation of the merger, each option to purchase shares of our common stock will be cancelled pursuant to our stock option plans and the holder of each such cancelled option will be entitled to $21.75 less the exercise price of such option. The aggregate consideration that would be received in the merger by our executive officers and directors in respect of these options (net of the aggregate exercise price) would be $4,678,504. The aggregate consideration that would be received in the merger by each of our executive officers with respect to his stock options would be as follows:

                                 Number of     Net Consideration to be Received
 Name of Executive Officer     Options Owned     in Respect of Options Owned
---------------------------    -------------   --------------------------------
Edward H. Arnold                   175,000                 $  557,813
Kenneth F. Leedy                   216,400                  1,850,534
Heath L. Allen                      90,000                    774,325
Ronald E. Walborn                   90,000                    774,325
Donald G. Johnson                   76,000                    674,507

   The aggregate consideration that would be received in the merger by each of the following non-employee directors with respect to his stock options would be as follows:

                              Number of       Net Consideration to be Received
Name of Director           Options Owned        in Respect of Options Owned
-------------------        -------------      --------------------------------
Arthur L. Peterson                  0                      $     0
John B. Warden III               4,000                      47,000

   Indemnification and Insurance. The merger agreement requires the surviving corporation to, for a period of six years after the merger, indemnify and hold harmless, and provide advancement of expenses to, persons serving as directors and officers of Arnold Industries and its subsidiaries immediately prior to the time the merger becomes effective for actions based on matters and events occurring at or prior to the merger to the same extent as currently provided in our applicable charter documents. Further, the merger agreement requires Roadway to provide for a period of six years following the merger, to officers and directors in office immediately prior to the time the merger becomes effective, on terms with respect to such coverage and amount no less favorable to the insured than those of the policies in effect immediately prior to the consummation of the merger, director, officer and fiduciary liability insurance, subject to certain limitations concerning premium limitation.

   Option To Enter Into Purchase Agreement To Purchase ARLO; Definitive Agreement. Mr. Arnold and certain members of the management team at ARLO were granted by Roadway an exclusive right to enter into an agreement to purchase substantially all of the assets of ARLO for $105 million in cash and the assumption of ARLO's indebtedness if a definitive agreement between Roadway and Mr. Arnold can be reached within 45 days after the execution of the merger agreement. Mr. Arnold retained separate counsel and advisors to assist him in the negotiation of the purchase of the assets of ARLO. On October 4, 2001, Roadway agreed to extend Mr. Arnold's exclusivity until October 26, 2001. On October 17, 2001 Roadway, Mr. Arnold and Arnold Logistics, Inc. entered into a definitive agreement with respect to the sale of ARLO. The closing of the sale of ARLO would occur after the closing of the merger in accordance with the terms of the definitive agreement.

   ARLO, a division of Arnold Transportation Services, Inc., provides value-added warehousing services including fulfillment, distribution center management, contract-packaging, reverse logistics, call center management, direct mail and integrated print services. ARLO has over 4.3 million square feet of warehousing space located in Pennsylvania, Texas, Ohio and North Carolina. ARLO traces its roots to 1976 when, at the request of a large customer, the corporation began providing warehousing and distribution services. Today, ARLO employs over 900 people and has established a reputation for, and a culture of, superior service. Operating revenues totaled $47.8 million in 2000.

   The following table presents certain financial information about ARLO and Arnold Industries as a whole as of, and for the respective six- and twelve-month periods ending on, the dates indicated below (all numbers in thousands):

                                    June 30, 2001(1)    December 31, 2000    December 31, 1999     December 31, 1998
                                    ----------------    -----------------    -----------------     -----------------
Arlo
----
Operating Revenues                   $28,714              $47,822             $37,023                $29,445
Operating Income                       3,897                6,928               5,460                  5,532
Total Assets                          56,066               57,129              50,541                 39,287
Depreciation and Amortization          2,144                3,913               2,678                  2,198
Purchase of Property and Equipment     1,616                2,809              15,869                 11,355

Arnold Industries
-----------------
Operating Revenues                  $225,108             $462,365            $428,231               $403,721
Operating Income                      24,546               63,435              56,086                 55,743
Total Assets                         363,144              374,423             371,057                333,833
Depreciation and Amortization         16,268               33,095              31,469                 30,585
Purchase of Property and Equipment    24,089               28,238              67,908                 54,240

---------------
(1) The information as of, and for the six-month period ending on, June 30, 2001 is unaudited.

Shareholder Voting Agreement

   Edward H. Arnold has entered into a voting agreement with Roadway obligating Mr. Arnold to vote the shares of Arnold Industries common stock over which he has voting control, constituting approximately 16% of the outstanding shares of Arnold Industries common stock, for approval and adoption of the merger agreement and the merger and against any alternative acquisition of Arnold Industries or any corporate action that would impair or delay consummation of the merger. Furthermore, the voting agreement grants Roadway a proxy to vote Mr. Arnold's shares as set forth in the preceding sentence and places restrictions on the transfer of such shares. The voting agreement and the irrevocable proxy granted thereunder will terminate if the merger agreement is terminated or upon consummation of the merger.

Regulatory Matters

   Roadway and Arnold Industries must comply with certain regulatory requirements before the merger is consummated. Arnold Industries and Roadway are not aware of any other material governmental consents or approvals that are required prior to the parties' consummation of the merger other than those described below. It is presently contemplated that, if such additional governmental consents and approvals are required, such consents and approvals will be sought. There can be no assurance, however, that any such additional consents or approvals will be obtained.

   Hart-Scott-Rodino Act. The consummation of the merger is subject to the requirements of antitrust laws and regulations, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and its related rules and regulations, which provide that certain acquisition transactions may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and until certain waiting periods have been terminated or have expired. Roadway and Arnold Industries filed Notification and Report Forms with the Antitrust Division and the Federal Trade Commission on August 31, 2001. The Federal Trade Commission and the Antitrust Division granted early termination of the waiting period under the Hart-Scott-Rodino Act on September 18, 2001.

   The termination of the Hart-Scott-Rodino waiting period does not preclude the Antitrust Division, the Federal Trade Commission or any state governmental or regulatory authority from challenging the merger on antitrust grounds either before or after the waiting period has expired or been terminated. Accordingly, at any time before or after the effective time of the merger, the Antitrust Division, the Federal Trade Commission or any state governmental or regulatory authority could take action under the antitrust laws as it deems necessary or desirable in the public interest, or various other persons, including private parties, could take action under the antitrust laws. These actions could include seeking to enjoin the merger. Based on information available to them, Roadway and Arnold Industries believe the merger can be completed in compliance with federal and state antitrust laws. There can be no assurance, however, that a challenge to the merger will not be made or that, if such a challenge is made, Roadway and Arnold Industries will prevail.

   Injunctions. The obligations of Roadway and Arnold Industries to consummate the merger are subject to the condition that there be no final and nonappealable injunction, preliminary restraining order or other order by any court or governmental or regulatory authority of competent jurisdiction, including any state governmental or regulatory authorities, or any other legal restraint prohibiting consummation of the merger or limiting the ownership or operation by Roadway or Arnold Industries or any of their respective subsidiaries, of any material portion of the business or assets of either Roadway or Arnold Industries.

   Roadway and Arnold Industries are not aware of any foreign governmental approvals or actions that may be required for consummation of the merger. Should any of these other approvals or actions be required, Roadway and Arnold Industries currently contemplate that it would be sought. The failure to make any of these filings or to obtain any of these approvals is not anticipated to have a material effect on the merger or the combined company.

Financing Of The Merger

   It is estimated that the total amount of funds necessary for Roadway to consummate the merger and pay related fees and expenses is approximately $553,000,000. These funds are expected to come from the following:

     o    existing cash balances of $66,400,000;

     o net cash proceeds of up to $275,000,000 from the issuance of senior secured notes (or in the event such notes are not issued before the consummation of the merger, a senior secured bridge facility of up to $275,000,000 arranged by Credit Suisse First Boston Corp.);

     o    a term loan in the amount of $175,000,000;

     o a revolving credit facility in the amount of $150,000,000, none of which is expected to be borrowed in connection with the consummation of the merger other than with respect to the issuance of standby letters of credit thereunder in an aggregate stated amount of approximately $56,400,000 to backstop and/or replace existing standby letters of credit in connection with the merger; and

     o an accounts receivable securitization facility of up to $200,000,000, of which $100,000,000 will be used in connection with the consummation of the merger.

   Pursuant to the terms of a binding commitment letter, Credit Suisse First Boston Corp. has committed to provide to Roadway the full amount of the credit facilities to be used to consummate the merger and to pay related fees and expenses as well as for working capital and general corporate purposes following the consummation of the merger.

   The credit facility will be agented by Credit Suisse First Boston Corp. and will consist of (i) a $150,000,000 five-year senior secured revolving credit facility and (ii) a $175,000,000 five-year senior secured term loan facility. The credit facility will be guaranteed by all direct domestic subsidiaries of Roadway. The term loan and the revolving loan are to bear interest at fluctuating rates based on Credit Suisse First Boston Corp.'s base rate or the London Interbank Offered Rate, plus an additional margin of 40 basis points and 150 basis points, respectively. In addition, the credit facility will be subject to customary covenants for this type of financing, including restrictions on indebtedness, liens, sales and acquisitions other than in the ordinary course of business, and affiliate transactions.

   The senior notes are expected to be offered by Roadway in connection with the merger. The terms of the senior notes will be determined through the offering process. The bridge facility, if necessary, will consist of a term loan of up to $275,000,000 which matures six months after the date the loan is first drawn, which would be the closing date of the merger. The bridge facility will be guaranteed by all direct and indirect domestic subsidiaries of Roadway. The bridge loans will bear interest at fluctuating rates based on Credit Suisse First Boston Corp.'s alternate base rate or its reserve-adjusted London Interbank Offered Rate, plus, in each case, an additional margin which increases over time from 50 basis points to 150 basis points and 150 basis points to 250 basis points, respectively. In addition, the bridge facility will be subject to customary covenants for this type of financing, including restrictions on indebtedness, liens, sales and acquisitions other than in the ordinary course of business, and affiliate transactions.

   The commitment relating to the credit facilities is contained in a commitment letter from Credit Suisse First Boston Corp. and is subject to various conditions, including:

     o    the execution of definitive loan agreements and related documents;

     o the absence of a material adverse change that affects Roadway's or Arnold Industries' business or the likelihood of the merger being consummated;

     o the absence of a material adverse change in the financial, banking, capital or debt markets that in Credit Suisse First Boston Corp.'s reasonable judgment would reasonably be likely to have a material adverse effect on the syndication of the credit facility; and

     o Credit Suisse First Boston Corp.'s satisfaction that prior to and during the syndication of the credit facility there are no competing financing arrangements on behalf of Roadway or Arnold Industries or their respective subsidiaries.

   The commitment letter also provides that fundings under the credit facility and the bridge facility may be subject to customary conditions contained in the definitive loan agreements. The commitment letter also provides that the terms of the financing are subject to change if Roadway's credit facility and the proposed senior notes do not receive an indicative rating of at least Baa3 or higher from Moody's Investor Services and at least BBB- or higher from Standard & Poor. Moody's and S&P assigned the facility and the proposed senior notes a Baa3 and a BBB rating, respectively, assuming, among other things, the sale of ARLO and the use of the proceeds thereof to prepay bank debt.

Material Federal Income Tax Consequences

   The following discussion describes in general the material United States federal income tax consequences relevant to the merger. The discussion is based on the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated under the Internal Revenue Code of 1986, rulings, administrative pronouncements and judicial decisions, changes to which could materially affect the tax consequences described in this proxy statement and could be made on a retroactive basis.

   In general, the receipt of cash in exchange for shares of Arnold Industries common stock pursuant to the merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign income and other tax laws. The tax consequences of such receipt may vary depending upon, among other things, the particular circumstances of the shareholder. In general, a shareholder will recognize a gain or a loss for federal income tax purposes equal to the difference between the adjusted tax basis of his or her shares of Arnold Industries common stock and the amount of cash received in exchange for those shares in the merger. Such gain or loss generally will be:

     o calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) sold or exchanged pursuant to the merger;

     o a capital gain or loss if the shares of Arnold Industries common stock are a capital asset in the hands of the shareholder; and

     o a long-term capital gain or loss if the holding period of the shares of Arnold Industries common stock is more than one year at the effective time of the merger.

   The receipt of cash by a shareholder of Arnold Industries pursuant to the merger may be subject to backup withholding at the applicable rate unless the shareholder provides a certified taxpayer identification number on Form W-9 and otherwise complies with the backup withholding rules or demonstrates that it is exempt from backup withholding. Backup withholding is not an additional tax; any amounts withheld may be allowed as a refund or a credit against the federal income tax liability of the shareholder.

   The foregoing discussion does not address all aspects of federal income taxation that may be relevant to a shareholder and may not apply to shareholders:

     o who acquired their shares of Arnold Industries common stock pursuant to the exercise of employee stock options or other compensation arrangements with Arnold Industries;

     o who are foreign corporations, foreign partnerships, other foreign entities, or not citizens or residents of the United States;

     o    who perfect their dissenters' rights; or

     o who are subject to special tax treatment under the Internal Revenue Code (such as dealers in securities, insurance companies, other financial institutions, regulated investment companies, shareholders who hold their shares as part of a hedge, straddle, or conversion transaction, and tax-exempt entities).

   THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX LAWS OR FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX.

Dissenters' Rights

   Under the terms of the merger agreement, if you do not wish to accept the cash payment provided for in the merger agreement, you have the right to dissent from the merger and to receive payment in cash for the fair value of your Arnold Industries common stock. Arnold Industries' shareholders electing to exercise their dissenters' rights granted pursuant to the merger agreement must comply with the provisions of Section 1571 to 1580 (Subchapter D of Chapter 15) of the Pennsylvania Business Corporation Law in order to perfect their rights. Arnold Industries will require strict compliance with the statutory procedures. A copy of Subchapter D is attached to this proxy statement as Annex C.

   The following is intended as a brief summary of the material provisions of the Pennsylvania statutory procedures required to be followed by a shareholder in order to dissent from the merger and perfect dissenters' rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law, the full text of which appears in Annex C of this proxy statement.

IF YOU WISH TO CONSIDER EXERCISING YOUR DISSENTERS' RIGHTS, YOU SHOULD CAREFULLY REVIEW THE TEXT OF SUBCHAPTER D CONTAINED IN ANNEX C SINCE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE REQUIREMENTS OF SUBCHAPTER D WILL RESULT IN THE LOSS OF YOUR DISSENTERS' RIGHTS.

   Filing Notice Of Intention To Demand Fair Value

   If you wish to dissent from the merger, you must deliver to Arnold Industries, before the vote of Arnold Industries shareholders is taken on the merger, a written notice of intention to demand that you be paid the fair value of your shares if the merger is completed. This written notice may be sent to the Secretary of Arnold Industries at 625 Fifth Avenue, Lebanon, Pennsylvania 17402-0210. Neither the return of a proxy with instructions to vote your shares against the merger, nor a vote against the merger, is sufficient to satisfy the requirement of delivering a written notice to Arnold Industries. In addition, you must not change beneficial ownership of your shares at any time during the period from the date of filing the notice with Arnold Industries through the effective date of the merger, and you must not vote your shares in favor of the merger. The submission of a signed blank proxy, if not revoked, will serve to waive dissenters' rights, but a failure to vote against the merger will not waive your rights to dissent. Proper revocation of a signed blank proxy or a signed proxy instructing a vote for approval and adoption of the merger will also preserve your dissenters' rights. FAILURE TO COMPLY WITH ANY OF THE FOREGOING WILL RESULT IN THE FORFEITURE OF THE RIGHT TO PAYMENT OF THE FAIR VALUE OF YOUR SHARES, AND YOUR SHARES WILL BE CONVERTED INTO THE MERGER CONSIDERATION IN THE MANNER DESCRIBED IN THIS DOCUMENT.

   Record And Beneficial Owners

   Pennsylvania law distinguishes between record holders and beneficial owners. Generally if you choose to assert your dissenters' rights, you must dissent as to all of the shares you own. A record holder of shares may assert dissenters' rights for fewer than all of the shares of Arnold Industries common stock registered in the record holder's name only if the record holder dissents with respect to all the shares of Arnold Industries common stock beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf the record holder is dissenting. If you are a beneficial owner of shares who is not the record holder, you may assert your dissenters' rights with respect to shares held on your behalf if you submit to Arnold Industries, no later than the time of assertion of dissenters' rights, the written consent of the record holder. If you are a beneficial owner, you may not dissent with respect to less than all of the shares of Arnold Industries common stock beneficially owned by you, whether or not such shares are registered in your name.

   Notice To Demand Payment

   If the merger is approved at the special meeting, Arnold Industries will mail a notice to all dissenters who filed notice of intention to dissent and who did not vote in favor of the merger. The notice will state where and when a demand for payment must be sent and where certificates for shares must be deposited in order to obtain payment. The notice will be accompanied by a copy of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law and a form for demanding payment. This form will include a request for certification of the date that beneficial ownership of the dissenting shares was acquired by the shareholder or the person on whose behalf the shareholder dissents. The time set for the receipt of demands and the deposit of certificates will not be less than 30 days from the mailing of the notice. Failure by you as a dissenting shareholder to timely demand payment or timely deposit certificates as required by the notice will cause you to lose all right to receive payment of the fair value of your shares. If the merger has not been completed within 60 days after the date set for demanding payment and depositing certificates, Arnold Industries will return any certificates that have been deposited. Arnold Industries, however, may at any later time send a new notice regarding demand for payment and deposit of certificates.

   Payment Of Fair Value Of Shares

   Promptly after the merger, or upon timely receipt of demand for payment if the merger has already been completed, Arnold Industries will either:

     o remit to dissenters who have made demand and deposited their certificates the amount Arnold Industries estimates to be the fair value of their shares; or

     o    give written notice that no remittance will be made.

   The remittance or notice will be accompanied by:

     o the closing balance sheet and statement of income of Arnold Industries for a fiscal year ending not more than 16 months prior to the date of the remittance or notice together with the latest available interim financial statements;

     o a statement of Arnold Industries' estimate of the fair value of the shares;

     o a notice of the right of the dissenting shareholder to demand payment or supplemental payment, as the case may be; and

     o a copy of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law.

   If Arnold Industries does not remit the amount of its estimate of the fair value of the shares, it will return all certificates that have been deposited and may make a notation on them that a demand for payment has been made.

   Estimate By You Of Fair Value Of Shares

   If you, as a dissenting shareholder, believe that the amount estimated by Arnold Industries and not remitted to you or the amount paid by Arnold Industries to you for your shares is less than their fair value, you may send to Arnold Industries your own estimate of the fair value. This will be deemed a demand for payment of the amount of the deficiency. If you do not file your own estimate of fair value within 30 days after the mailing of Arnold Industries' notice or remittance, you will only be entitled to the amount stated in the notice or remitted to you by Arnold Industries.

   Valuation Proceedings

   Within 60 days after the latest of (i) the effective date of the merger,
(ii) timely receipt of any demands for payment, or (iii) timely receipt of any shareholder estimates of fair value, if any demands for payment remain unsettled, Arnold Industries may file in court an application for relief requesting that the fair value of the shares be determined by the court. If your demands have not been settled, you will be made a party to the proceeding and will be entitled to recover the amount by which the fair value of your shares is found to exceed the amount, if any, previously remitted, plus interest. If Arnold Industries fails to file an application within the 60-day period and you have not settled your claim, you may file an application in Arnold Industries' name within 30 days after the expiration of the 60-day period. If no dissenter files an application within this 30-day period and you have not settled your claim, you will be paid no more than Arnold Industries' estimate of the fair value of your shares and may bring an action to recover any amount not previously remitted.

   Costs And Expenses Of Valuation Proceedings

   The costs and expenses of any valuation proceedings, including the reasonable compensation and expenses of any appraiser appointed by the court, will be determined by the court and assessed against Arnold Industries. The court may, however, apportion and assess any part of such costs and expenses against all or some of the dissenters whose action in demanding supplemental payment is found by the court to be in bad faith. The court may also assess the fees and expenses of counsel and experts for any or all of the dissenters against Arnold Industries if Arnold Industries fails to comply substantially with Subchapter D or acts in bad faith. If the court finds that the services of counsel for any dissenter were of substantial benefit to the other dissenters and should not be assessed against Arnold Industries, it may award to such counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

   Other

   You should be aware that certain courts have disagreed as to whether dissenters' rights are the exclusive remedy available to a shareholder who is opposed to a corporate transaction, such as the merger. You should note that
Section 1572 of the Pennsylvania Business Corporation Law defines "fair value" as: the fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action. The fair value of shares could be equal to, less than or more than $21.75 per share. In view of the complexities of these provisions of Pennsylvania law, if you are considering dissenting from the merger, you should consult your own counsel.

                  MATERIAL PROVISIONS OF THE MERGER AGREEMENT

   This section of the proxy statement describes material provisions of the merger agreement. The description of the merger agreement contained in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated in this proxy statement by reference. You are urged to review the merger agreement carefully and in its entirety.

General

   Pursuant to the merger agreement, at the effective time of the merger, Lion Corp. will merge into Arnold Industries, and Lion Corp. will cease to exist. Following the effective time of the merger, Arnold Industries will be the surviving corporation and a wholly owned subsidiary of Roadway.

Merger Consideration

   At the effective time of the merger, by virtue of the merger and without any action on the part of any shareholder, each issued and outstanding share of Arnold Industries common stock held by Arnold Industries shareholders will be converted into the right to receive $21.75 in cash, without interest, except for shares held by Roadway or any of its wholly owned subsidiaries or by Arnold Industries or any of its wholly owned subsidiaries and shares as to which dissenters' rights are properly exercised by a dissenting shareholder.

   Any shares of Arnold Industries common stock held in treasury automatically will be canceled and retired at the effective time of the merger and will cease to exist. No consideration will be delivered in exchange for these shares. Each share of Arnold Industries common stock, if any, that is owned by Roadway or any of its wholly owned subsidiaries or Arnold Industries or any of its wholly owned subsidiaries will also be cancelled.

   As of the effective time of the merger, all shares of Arnold Industries common stock will no longer be outstanding, will automatically be canceled and retired, and will cease to exist. Each holder of Arnold Industries shares of common stock will cease to have any rights with respect to those shares, except the right to receive the merger consideration in accordance with the terms of the merger agreement or to perfect the holders' dissenters' rights under Pennsylvania law if the holder has properly exercised these rights.

   As of the effective time of the merger, each share of Lion Corp. common stock issued and outstanding immediately prior to the effective time of the merger will be converted into one fully paid and nonassessable share of common stock of the surviving corporation.

   No dissenting shareholder will be entitled to any portion of the merger consideration or other distributions unless and until the dissenting shareholder fails to perfect or otherwise effectively withdraws or loses his or her dissenters' rights for failure to comply with Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law. Shares of Arnold Industries common stock as to which dissenters' rights have been exercised will be treated in accordance with Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law. If any person who otherwise would be deemed a dissenting shareholder fails to properly perfect or effectively withdraws or loses the right to dissent with respect to any shares of Arnold Industries common stock, those shares will be treated as though they had been converted as of the later of the effective time of the merger or the occurrence of such an event into the right to receive the merger consideration, without interest. See "The Merger--Dissenters' Rights."

Treatment of Equity Plans

   Each holder of an outstanding option to purchase shares of our common stock immediately prior to the effective time of the merger that is issued pursuant to either the Arnold Industries 1997 Stock Option Plan or the 1987 Stock Option Plan, whether or not then exercisable, will be entitled to receive a cash payment equal to the amount, if any, by which $21.75 exceeds the per share exercise price of such option, multiplied by the number of shares of common stock subject to such option, less all required tax withholding. We have agreed to cause our equity plans to be terminated effective upon the consummation of the merger.

Representations and Warranties

   The merger agreement contains customary representations and warranties by Arnold Industries, Roadway and Lion Corp. relating to, among other things:

     o the corporate organization, standing and power of each of Arnold Industries, Roadway and Lion Corp.;

     o    the subsidiaries of Arnold Industries;

     o    the capital structure of Arnold Industries;

     o each of Arnold Industries', Roadway's and Lion Corp.'s authority to enter, and noncontravention of organizational documents, orders, writs, injunctions, decrees, statutes, rules, regulations and agreements upon entrance, into the merger agreement;

     o documents filed by each of Arnold Industries and Roadway with the Securities and Exchange Commission and other regulatory entities and the accuracy of information contained in those filings;

     o the absence of certain material changes or events with respect to Arnold Industries;

     o Arnold Industries' compliance with applicable laws and the existence of litigation;

     o matters relating to Arnold Industries' compliance with the Employee Retirement Income Security Act of 1974, as amended;

     o    taxes of Arnold Industries;

     o the effect of state anti-takeover laws in connection with the merger agreement and the merger;

     o the vote required by the shareholders of Arnold Industries in connection with the merger agreement and the merger;

     o Arnold Industries' and Roadway's engagement of and payment of fees to brokers, investment bankers, finders and financial advisors in connection with the merger agreement;

     o    environmental matters affecting Arnold Industries;

     o the non-existence of shareholders' rights or poison pill agreements, plans or arrangements;

     o    the preparation of this proxy statement;

     o    the intellectual and real properties of Arnold Industries;

     o    the opinion of Morgan Stanley Dean Witter;

     o    labor agreements and material labor disputes of Arnold Industries;

     o    material contracts of Arnold Industries;

     o liabilities of Arnold Industries not disclosed on our financial statements;

     o the non-existence of any other discussions by Arnold Industries with any other person regarding the sale of Arnold Industries;

     o the financial ability of Roadway to attain the financing necessary to consummate the transactions contemplated by the merger agreement;

     o    certain business practices of Arnold Industries;

     o    insurance policies of Arnold Industries; and

     o    transactions between Arnold Industries and its affiliates.

Covenants

   Conduct of Business. Pursuant to the merger agreement, Arnold Industries has agreed that, except as consented to by Roadway, during the period from the date of the merger agreement to its effective time, Arnold Industries will and will cause its subsidiaries to carry on its business in the ordinary course consistent with past practice. Arnold Industries will use all reasonable efforts to keep the services of its current officers and other key employees available and preserve its relationships with those persons having business dealings with Arnold Industries and its subsidiaries.

   The merger agreement provides that Arnold Industries and its subsidiaries will not, among other things, and with some exceptions:

     o declare or pay any dividend or other distribution other than regularly scheduled quarterly dividends;

     o issue, deliver, sell, pledge or encumber any shares of capital stock or any rights to purchase capital stock or any securities convertible into capital stock;

     o amend its certificate of incorporation, by-laws, form any subsidiaries, or be a party to any merger, consolidation, business combination or any other similar transaction;

     o    increase or decrease its authorized capital stock;

     o    make any changes in its capital structure;

     o purchase, redeem or cancel for value any shares of its capital stock or any options or convertible notes;

     o enter into any commitments for capital expenditures other than in the ordinary course of business;

     o sell, lease, encumber, mortgage or dispose of any assets or properties other than in the ordinary course of business;

     o incur new indebtedness, liabilities or other obligations other than in the ordinary course of business;

     o enter into or amend any benefit plan or employment, severance or collective bargaining agreement, pay any bonuses in connection with the merger, or grant any increases in compensation or benefits;

     o    acquire or invest in any other business;

     o    make any tax election;

     o    settle any tax liability or change any accounting principles;

     o modify, waive or assign any contract, forgive any indebtedness or settle any litigation, proceeding or material claims;

     o write-off or establish extraordinary reserves for any accounts receivable;

     o make any loans, advances, capital contributions or investments in any third person; or

     o take any action that would reasonably be expected to result in any of the conditions of the merger not being satisfied.

   Roadway agreed that it will not take any action that would reasonably be expected to result in any of the conditions of the merger not being satisfied.

   In addition, the parties have agreed that they will notify each other of any changes or events that could reasonably be expected to have a material adverse effect on the notifying party or the truth of their respective representations and warranties.

   No Solicitation. The merger agreement provides that Arnold Industries will not, and will not authorize or permit any of its subsidiaries or any of its or their respective directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiative, encourage, induce or knowingly facilitate, or furnish or disclose non-public information in furtherance of any inquiries or the making of any proposal that constitutes an acquisition proposal (as defined below).

     o Notwithstanding the foregoing, at any time prior to the approval of the merger by the shareholders of Arnold Industries, the board of directors of Arnold Industries may, in the exercise of its fiduciary obligations under Pennsylvania law as determined by the board of directors of Arnold Industries in good faith, after consultation with and receipt of written advice from its outside counsel as to the nature of the fiduciary duties of the board of directors under applicable law, pursuant to a customary confidentiality agreement with terms not substantially more favorable to such third party than the confidentiality agreement between Roadway and Arnold Industries, furnish information to, or engage in discussions with, any third party who delivers a written proposal for a superior proposal (as defined below) that was not solicited, initiated, knowingly facilitated or encouraged after the date of the merger agreement.

     o If prior to the approval of the merger by the shareholders of Arnold Industries, the board of directors of Arnold Industries receives a superior proposal that was not solicited, initiated, induced, knowingly facilitated or encouraged after the date of the merger agreement except as otherwise permitted pursuant to the merger agreement, as described above, the board of directors of Arnold Industries may, subject to this and the following sentences, in the exercise of its fiduciary obligations under Pennsylvania law as determined by the board of directors of Arnold Industries in good faith, after consultation with and receipt of advice from its outside counsel as to the nature of the fiduciary duties of the board of directors under applicable law, withdraw, modify or change the recommendation of the board of directors of Arnold Industries of the merger agreement and/or recommend a superior proposal to the shareholders of Arnold Industries and/or comply with Rule 14e-2 promulgated under the Exchange Act with respect to an acquisition proposal, provided that it gives Roadway four business days prior written notice of its intention to do so and during such four business day period, Arnold Industries otherwise cooperates with Roadway to enable Roadway to engage in good faith negotiations so that the merger can be consummated. Any withdrawal, modification or change of the recommendation of the board of directors of Arnold Industries of the merger agreement will not change the approval of the board of directors of Arnold Industries for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated by the merger agreement, including the merger.

     o From and after the execution of the merger agreement, Arnold Industries must promptly advise Roadway orally and in writing of the receipt of any inquiries, discussions, negotiations or proposals relating to an acquisition proposal, including the specific terms thereof and the identity of the other party or parties involved, and must promptly furnish to Roadway a copy of any written proposal along with any information provided to or by any third party relating thereto. In addition, Arnold Industries must promptly advise Roadway in writing if the board of directors of Arnold Industries makes any determination to take any action with respect to any acquisition proposal as permitted by the merger agreement (as described above).

     o Nothing in the merger agreement permits Arnold Industries to terminate the merger agreement or to enter into any agreement with respect to any acquisition proposal before the special meeting of its shareholders.

   An "acquisition proposal" is any inquiry, proposal or offer from any person other than Roadway relating to any:

     o merger, consolidation, share exchange, business combination, issuance of securities, tender offer, exchange offer, or other similar transaction involving Arnold Industries or any of its subsidiaries in which:

          o any third party acquires beneficial or record ownership of more than 10% of any outstanding class of voting securities of Arnold Industries or its subsidiaries; or

          o Arnold Industries or its subsidiaries issues or sells securities representing more than 10% of any outstanding class of voting securities of any of Arnold Industries or its subsidiaries; or

     o direct or indirect acquisition or sale of a business that constitutes 10% or more of the net revenues, net income or the assets of Arnold Industries and its subsidiaries, taken as a whole.

   A "superior proposal" is an unsolicited bona fide written acquisition proposal that the Arnold Industries board of directors determines, in its good faith judgment, would be :

     o after consulting with and receipt of advice from a nationally recognized investment banking firm, superior to the shareholders of Arnold Industries from a financial point of view than the merger; or

     o more favorable to Arnold Industries and its shareholders (taking into account all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of that proposal, the third party making the proposal, the conditions of the proposal and all constituencies and pertinent factors permitted under the Pennsylvania Business Corporation Law), and for which financing, to the extent required, is then committed and the Arnold Industries board of directors reasonably expects a transaction pursuant to such proposal could be consummated.

Additional Agreements

   Preparation of Proxy Statement. Arnold Industries has agreed to, as soon as practicable following the date of the merger agreement, to prepare, file with the Securities and Exchange Commission and mail to its shareholders this proxy statement.

   Shareholders Meeting. Arnold Industries has agreed to, as soon as practicable following the date of the merger agreement, duly call and hold a meeting of its shareholders for the purpose of obtaining shareholder approval and, through the Arnold Industries board of directors, recommend to its shareholders the adoption of the merger agreement and the merger and solicit proxies in favor of such approval.

   Access to Information; Confidentiality. Subject to the confidentiality agreement, dated April 19, 2000, between Arnold Industries and Roadway, Arnold Industries agreed to afford to Roadway and its counsel, financial advisors, accountants and other representatives, reasonable access during normal business hours during the period prior to the effective time of the merger, to all of Arnold Industries' properties, books, contracts, commitments, personnel and records. Arnold Industries and Lion Corp. agreed to hold, and to cause its counsel, financial advisors, auditors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the confidentiality agreement.

   Efforts; Cooperation. Subject to the terms and conditions provided in the merger agreement, Arnold Industries, Roadway and Lion Corp. agreed to use reasonable best efforts to consummate the merger and the related transactions contemplated in the merger agreement, including the obtaining of all material consents of third parties and governmental authorities, the making of all governmental filings necessary to consummate and make effective the transactions, including required filings under the applicable antitrust laws and defending any lawsuits or other legal proceedings challenging the merger agreement or the merger. If, at any time after the effective time of the merger, any further action is necessary or desirable to carry out the purposes of the merger agreement, the proper officers and directors of each party to the merger agreement are required to take all of these necessary actions.

   Indemnification and Insurance. Pursuant to the merger agreement, all rights to indemnification and expense advancement as provided in Arnold Industries' or its subsidiaries' organizational documents or in any indemnification agreement in effect as of the date of the merger agreement existing in favor of any person who is an officer, director or employee of Arnold Industries immediately prior to the effective time of the merger will survive the effective time of the merger for a period of six years.

   The merger agreement also provides that for six years after the effective time of the merger, the surviving corporation will maintain liability insurance policies covering Arnold Industries' officers and directors, provided, however, that Roadway is not required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Arnold Industries for those policies.

   Fees and Expenses. Except as described below, whether or not the merger is completed, all fees and expenses incurred in connection with the merger, the merger agreement and the transactions contemplated thereby will be paid by the party incurring these fees or expenses, except that the filing fees under the Hart-Scott-Rodino Act are required to be shared equally between Arnold Industries and Roadway.

   Employee Benefits. Roadway has agreed that any individual who is an employee of Arnold Industries or its subsidiaries immediately after the merger and who was an employee prior to the merger, will be eligible to participate in the employee benefit programs of the surviving corporation on the same basis and subject to the same terms and conditions as similarly situated employees of Roadway.

Conditions Precedent

   The obligations of Roadway, Lion Corp. and Arnold Industries to effect the merger do not arise until the following conditions have been satisfied or waived:

     o Arnold Industries shareholders have approved the merger agreement and the merger;

     o all material consents, approvals and filings from and to any governmental entity have been obtained or made;

     o no final judgment, decree, rule, law, order or injunction by any governmental entity is in effect that prevents the consummation of the merger or limits Roadway's ability to own and operate Arnold Industries or its subsidiaries; and

     o all applicable waiting periods under the Hart-Scott-Rodino Act have expired or been terminated.

   The obligations of Roadway and Lion Corp. to effect the merger do not arise until the following conditions have been satisfied or waived:

     o the representations and warranties of Arnold Industries will be true and correct except where the failure of such representations and warranties to be true and correct have not or would not reasonably be expected to have a material adverse effect on Arnold Industries or on Arnold Industries' ability to consummate the merger or any other transactions contemplated by the merger agreement;

     o Arnold Industries will have performed, in all material respects, all of its obligations under the merger agreement;

     o Roadway will have obtained financing in an amount sufficient to pay the merger and option consideration; and

     o there shall not have occurred a material adverse change in Arnold Industries and its subsidiaries or in Arnold Industries' ability to consummate the merger.

   The obligations of Arnold Industries to effect the merger do not arise until the following conditions have been satisfied or waived:

     o the representations and warranties of Roadway and Lion Corp. will be true and correct except where the failure of such representations and warranties to be true and correct have not had or would not reasonably be expected to have a material adverse effect on Roadway; and

     o Roadway and Lion will have performed, in all material respects, all of their obligations under the merger.

Termination, Fees, Amendment and Waiver

   Termination. The merger agreement may be terminated by:

     o    mutual consent of the parties;

     o either party if the merger has not been completed on or before March 1, 2002, however, the right to terminate under this clause is not available to a party whose failure to fulfill an obligation under the merger agreement is the cause of the failure of the merger to occur;

     o either party if the shareholders meeting has concluded and the approval of Arnold Industries shareholders is not obtained, however, the right to terminate under this clause is not available to a party whose failure to fulfill an obligation under the merger agreement is the cause of the failure to obtain such approval;

     o either party if any court or governmental entity has issued a final and nonappealable order or taken any other nonappealable final action preventing the consummation of the merger or limiting the ownership or operation by Roadway, Arnold Industries or any of their respective subsidiaries of any material portion of the business or assets of Roadway or Arnold Industries;

     o Arnold Industries if Roadway or Lion Corp. materially breaches its representations, warranties and covenants contained in the merger agreement and those breaches have not been cured within 30 days;

     o Roadway if Arnold Industries materially breaches its representations, warranties and covenants contained in the merger agreement and those breaches have not been cured within 30 days; and

     o    Roadway if the Arnold Industries board of directors:

          o fails to recommend the merger to the shareholders or withdraws or modifies their recommendation of the transaction;

          o    approves or recommends any alternative transaction;

          o proposes or announces its intention to enter into an agreement for an alternate transaction; or

          o breaches the no solicitation or shareholder recommendation provisions of the merger agreement.

   Termination Fee. Arnold Industries will be required to pay Roadway a termination fee of $15,000,000 if:

     o the merger agreement is terminated by Roadway or Arnold Industries because of:

          o    the failure of the merger to be consummated by March 1, 2002;
               or

          o the failure of the shareholders to approve the merger at the shareholders meeting; and

          o in either case, prior to the shareholders meeting, an acquisition proposal has been made known to Arnold Industries or been made directly to its shareholders or any third party has publicly announced an intention to make an acquisition proposal or any third party solicits proxies or consents in opposition to the merger and within one year of such termination Arnold Industries enters into an agreement related to such acquisition proposal or consummates the transaction contemplated by such acquisition proposal.

     o Roadway terminates the merger agreement because the Arnold Industries board of directors:

          o fails to recommend the merger to the shareholders or withdraws or modifies its recommendation of the transaction;

          o    approves or recommends any alternative transaction;

          o proposes or announces any intention to enter into an agreement for an alternate transaction; or

          o breaches the no solicitation or shareholder recommendation provisions of the merger agreement.

   Amendment. The merger agreement may be amended by the parties at any time before or after the approval of the merger agreement by the Arnold Industries shareholders. After approval, however, the parties may not make any amendment that by law requires further approval of the shareholders without the approval of such shareholders.

                                 THE COMPANIES

Arnold Industries, Inc.

   Arnold Industries is a holding company of transportation and logistics companies. Its business units include New Penn Motor Express, a Northeast regional next-day less-than-truckload carrier, Arnold Transportation Services, an irregular route and dedicated truckload carrier, and Arnold Logistics, which provides distribution, order fulfillment direct mail and printing, call center management, reverse logistics and contract packaging services.

   Arnold Industries' principal executive offices are located at 625 South Fifth Avenue, Lebanon, Pennsylvania 17042-0210, and its telephone number is
(717) 236-4408. Arnold Industries' Internet address is (www.aind.com). Information on the Internet site is not incorporated by reference into this proxy statement.

   For a more detailed description of the business and properties of Arnold Industries, see the descriptions set forth in Arnold Industries' Annual Report on Form 10-K for the year ended December 31, 2000, which is incorporated in this proxy statement by reference. See "Where You Can Find More Information."

Roadway Corporation

   Roadway Corporation is a holding company for a portfolio of strategically linked transportation companies with yearly revenues of approximately $3,000,000,000. Roadway Corporation common stock is traded on Nasdaq under the ticker symbol "ROAD." Principal among Roadway Corporation's holdings is Roadway Express, Inc., the second largest less-than-truckload carrier in the United States. Roadway Express, Inc. provides service between all 50 states, Canada, Mexico and Puerto Rico including export services to 66 countries.

   Roadway Corporation's principal executive offices are located at 1077 Gorge Boulevard, Akron, Ohio 44309-0471 and its telephone number is (330) 384-1717.

Lion Corp.

   Lion Corp. is a newly formed Pennsylvania corporation and a wholly owned subsidiary of Roadway. Lion Corp. was formed for the sole purpose of effecting the merger.

                         MARKET PRICES OF COMMON STOCK

   The principal market on which shares of Arnold Industries common stock are traded is The Nasdaq National Market, under the ticker symbol "AIND." On October 15, 2001, the last practicable trading day before the printing of this proxy statement, the high and low sales prices of shares of our common stock were $21.49 and $21.41, respectively. On August 21, 2001, the last trading day before the public announcement of the merger agreement, the high and low sales prices of our shares of common stock were $21.50 and $20.50, respectively.

YOU ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR OUR SHARES OF COMMON
STOCK.

   The following table sets forth, for the calendar quarters indicated, the high and low closing prices per share of Arnold Industries common stock as reported by The Nasdaq National Market:


                                                                HIGH       LOW
                                                               -------   -------
1999
----
First Quarter .............................................    16.7500   13.0000
Second Quarter ............................................    17.0000   13.7500
Third Quarter .............................................    16.4375   12.3750
Fourth Quarter ............................................    13.6875    8.0000
2000
----
First Quarter .............................................    15.7500   10.6250
Second Quarter ............................................    14.2500   11.0625
Third Quarter .............................................    17.0000   12.0000
Fourth Quarter ............................................    20.8750   14.5000
2001
----
First Quarter .............................................    21.2500   16.0000
Second Quarter ............................................    20.0200   16.5000
Third Quarter .............................................    21.7500   17.2500
Fourth Quarter ............................................    21.4100   20.7600
 (through October 15, 2001)


   As of October 12, 2001 there were approximately 1,079 holders of record of Arnold Industries common stock. The total number of common shares outstanding as of October 12, 2001 was 24,806,766.

    SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

   The following table sets forth certain information as of October 15, 2001, with respect to the beneficial ownership of the outstanding common stock of Arnold Industries by each person known to us to own beneficially five percent or more of the outstanding Arnold Industries common stock, each director, each of our named executive officers and all directors and executive officers as a group as reported by each person:


Name of
Beneficial Owner                          Number of Shares     Percent of Class
----------------                         Beneficially Owned   Beneficially Owned
                                         ------------------   ------------------
Edward H. Arnold                             4,345,189(1)            17.39%

Kenneth F. Leedy                               414,585(2)             1.66%

Ronald E. Walborn                              412,962(3)             1.66%

Heath L. Allen                                 277,280(4)             1.11%

Donald G. Johnson                               89,176(5)                *

John B. Warden III                               8,000(6)                *

Arthur L. Peterson                               6,300                   *

Directors and Officers as a
 Group (7 in number)                         5,553,492(7)            21.81%

---------------
*    less than 1.0%

(1) The shares shown include 175,000 shares underlying options which are exercisable by the holder at any time. The address of Mr. Arnold is Arnold Industries, Inc., 625 South Fifth Avenue, Lebanon, Pennsylvania, 17402.

(2) Includes (a) 211,210 shares underlying options which are exercisable by the holder at any time and (b) 5,190 shares underlying options which will vest immediately prior to the merger.

(3) Includes (a) 90,000 shares underlying options which are exercisable by the holder at any time and (b) 6,140 shares held for Mr. Walborn's segregated account of Walborn Shambach Associates Profit Sharing Trust.

(4) Includes (a) 90,000 shares underlying options which are exercisable by the holder at any time and (b) 109,870 shares held jointly by Mr. Allen and his spouse.

(5) Includes (a) 25,750 shares underlying options which are exercisable by the holder at any time and (b) 50,250 shares underlying options which will vest immediately prior to the merger.

(6) Includes (a) 4,000 shares underlying options which will vest immediately prior to the merger, (b) 2,000 shares held in a trust of which Mr. Warden is both a trustee and a partial beneficiary, and (c) 2,000 shares owned by Mr. Warden individually.

(7) The totals include the named individuals who exercise sole voting and dispositive power over the shares shown unless otherwise indicated. See also Notes (1) through (6) above.

                             SHAREHOLDER PROPOSALS

   The 2002 annual meeting of the shareholders of Arnold Industries will be held only if the merger transaction discussed in this proxy statement is not approved and adopted. An eligible shareholder who wants to have a qualified proposal considered for inclusion in the proxy statement for the 2002 annual meeting must notify the Secretary of Arnold Industries. The proposal must be received at Arnold Industries' offices no later than December 31, 2001.

                      WHERE YOU CAN FIND MORE INFORMATION

   Arnold Industries and Roadway file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Arnold Industries or Roadway files at the public reference facilities of the Securities and Exchange Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington DC 20549, and its regional office at CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may also call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Arnold Industries' and Roadway's Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at www.sec.gov.

   The Securities and Exchange Commission allows Arnold Industries and Roadway to "incorporate by reference" information into this proxy statement, which means that Arnold Industries and Roadway can disclose important information to shareholders by referring them to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about Arnold Industries, Roadway and their respective finances.


ARNOLD INDUSTRIES SECURITIES AND EXCHANGE
COMMISSION FILINGS (FILE NO. 0-10894)                            PERIOD
-----------------------------------------      --------------------------------------
Annual Report on Form 10-K/A                   Year ended December 31, 2000
Quarterly Reports on Form 10-Q                 Quarters ended June 30, 2001 and March 31, 2001
Current Report on Form 8-K                     Filed on August 22, 2001

ROADWAY (AND ROADWAY EXPRESS, INC.,
PREDECESSOR TO ROADWAY) SECURITIES AND
EXCHANGE COMMISSION FILINGS
(FILE NOS. 000-32821, 000-00600)                          PERIOD
------------------                        --------------------------------------
Annual Report on Form 10-K                Year ended December 31, 2000
Quarterly Reports on Form 10-Q            Quarters ended June 16, 2001 and March 24, 2001
Current Report on Form 8-K                Filed on August 24, 2001
Current Report on Form 8-K                Filed on October 18, 2001


   ARNOLD INDUSTRIES AND ROADWAY ARE ALSO INCORPORATING BY REFERENCE ADDITIONAL DOCUMENTS THAT WE MAY FILE WITH THE SECURITIES AND EXCHANGE COMMISSION BETWEEN THE DATE OF THIS PROXY STATEMENT AND THE DATE OF THE SPECIAL MEETING.

   Roadway and Lion Corp. have supplied all information contained or incorporated by reference in this proxy statement relating to Roadway and Lion Corp.; Arnold Industries has supplied all such information relating to Arnold Industries.

   Arnold Industries may have sent to you some of the documents incorporated by reference by it, but you can obtain any of them through Arnold Industries, Roadway or the Securities and Exchange Commission. Documents incorporated by reference are available without charge, excluding all exhibits unless they have been specifically incorporated by reference in this proxy statement. You may obtain documents incorporated by reference in this proxy statement by requesting them from the appropriate party in writing at the following addresses:

     Arnold Industries, Inc.                  Roadway Corporation
     625 South Fifth Avenue                   1077 Gorge Boulevard
     Lebanon, Pennsylvania 17042-0210         Akron, Ohio 44309-0471
     Attn: Secretary                          Attn: Secretary
     Telephone: (717) 236-4408                Telephone: (330) 384-1717

   Arnold Industries and Roadway will send any document so requested to the requesting shareholder by first-class mail or other equally prompt means within one business day of receiving the request.

   If you would like to request documents from Arnold Industries or Roadway, please do so by November 10, 2001 to receive them before the special meeting.

   You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated October 18, 2001. You should not assume that the information contained in the proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement to you will not create any implication to the contrary.

                                                                         ANNEX A













           ---------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                 by and among:

                              ROADWAY CORPORATION,
                             a Delaware corporation

                                  LION CORP.,
                           a Pennsylvania corporation

                                       and

                            ARNOLD INDUSTRIES, INC.,
                           a Pennsylvania corporation


                           Dated as of August 21, 2001

           ---------------------------------------------------------

                                Table of Contents

                                                                                                                        Page
ARTICLE 1                                THE MERGER.....................................................................  1
                       Section 1.1       The Merger.....................................................................  1
                       Section 1.2       Closing........................................................................  1
                       Section 1.3       Effective Time.................................................................  1
                       Section 1.4       Effects of the Merger..........................................................  1
                       Section 1.5       Articles of Incorporation and Bylaws...........................................  2
                       Section 1.6       Directors and Officers of the Surviving Corporation............................  2
ARTICLE 2                                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                                         CONSTITUENT CORPORATIONS; SURRENDER OF CERTIFICATES AND PAYMENT................  2
                       Section 2.1       Effect on Capital Stock........................................................  2
                       Section 2.2       Payment and Surrender of Certificates..........................................  2
                       Section 2.3       Company Equity Plans...........................................................  3
                       Section 2.4       Dissenters' Rights.............................................................  4
                       Section 2.5       Further Assurances.............................................................  4
ARTICLE 3                                REPRESENTATIONS AND WARRANTIES.................................................  4
                       Section 3.1       Representations and Warranties of Company......................................  4
                       Section 3.2       Representations and Warranties of Parent and Merger Sub........................ 14
ARTICLE 4                                COVENANTS RELATING TO CONDUCT OF BUSINESS...................................... 16
                       Section 4.1       Conduct of Business............................................................ 16
                       Section 4.2       No Solicitation................................................................ 18
ARTICLE 5                                ADDITIONAL AGREEMENTS.......................................................... 19
                       Section 5.1       Preparation of Proxy Statement; Shareholders Meeting........................... 19
                       Section 5.2       Access to Information; Confidentiality......................................... 20
                       Section 5.3       Efforts; Cooperation........................................................... 20
                       Section 5.4       Indemnification................................................................ 21
                       Section 5.5       Employee Benefits.............................................................. 21
                       Section 5.6       Public Announcements........................................................... 21
                       Section 5.7       Fees and Expenses.............................................................. 21
                       Section 5.8       Credit Agreement............................................................... 22
                       Section 5.9       Shareholder Litigation......................................................... 22
                       Section 5.10      Transition..................................................................... 22
                       Section 5.11      Section 16(b).................................................................. 22
                       Section 5.12      Financing...................................................................... 22
ARTICLE 6                                CONDITIONS PRECEDENT........................................................... 22
                       Section 6.1       Conditions to Each Party's Obligation to Effect the Merger..................... 22
                       Section 6.2       Conditions to Obligation of Parent and Merger Sub.............................. 23
                       Section 6.3       Conditions to Obligation of the Company........................................ 23
                       Section 6.4       Frustration of Closing Conditions.............................................. 24
ARTICLE 7                                TERMINATION, AMENDMENT AND WAIVER.............................................. 24
                       Section 7.1       Termination.................................................................... 24
                       Section 7.2       Effect of Termination.......................................................... 24
ARTICLE 8                                GENERAL PROVISIONS............................................................. 25
                       Section 8.1       Amendment...................................................................... 25
                       Section 8.2       Extension; Waiver.............................................................. 25
                       Section 8.3       Nonsurvival of Representations and Warranties.................................. 25
                       Section 8.4       Notices........................................................................ 25
                       Section 8.5       Interpretation................................................................. 26
                       Section 8.6       Counterparts................................................................... 27
                       Section 8.7       Entire Agreement; No Third-Party Beneficiaries................................. 27
                       Section 8.8       Governing Law.................................................................. 27
                       Section 8.9       Assignment..................................................................... 27
                       Section 8.10      Consent to Jurisdiction........................................................ 27
                       Section 8.11      Specific Enforcement........................................................... 27
                       Section 8.12      Severability................................................................... 27

                             TABLE OF DEFINED TERMS


    1987 Plan ................................................................     3
    1997 Plan ................................................................     3
    affiliate ................................................................    26
    Acquisition Proposal .....................................................     7
    Acquisition Transaction ..................................................    19
    Agreement ................................................................     1
    Articles of Merger .......................................................     1
    Business Day .............................................................     1
    Certificate ..............................................................     2
    Closing ..................................................................     1
    Closing Date .............................................................     2
    Code .....................................................................     8
    Commitment Letter ........................................................    15
    Common Stock .............................................................     1
    Company ..................................................................     1
    Company Benefit Plans ....................................................     8
    Company Disclosure Letter ................................................     4
    Company Entities .........................................................     5
    Company Material Adverse Effect ..........................................     5
    Company Subsidiaries .....................................................     5
    Company Subsidiary .......................................................     5
    Confidentiality Agreement ................................................    20
    Continuing Employees .....................................................    21
    Contract .................................................................     5
    control ..................................................................    26
    Defects ..................................................................    37
    Dissenting Shares ........................................................     2
    Effective Time ...........................................................     1
    Environmental Claim ......................................................    11
    Environmental Laws .......................................................    11
    Equity Plans .............................................................     3
    ERISA ....................................................................     8
    ERISA Affiliate ..........................................................     8
    Exchange Act .............................................................     6
    Financial Statements .....................................................     7
    Foreign Antitrust Laws ...................................................     7
    Foreign Plan .............................................................     8
    GAAP .....................................................................     7
    Governmental Entity ......................................................     6
    Hazardous Substance ......................................................    11
    HSR Act ..................................................................     7
    knowledge ................................................................    26
    Laws .....................................................................    26
    Leased Real Property .....................................................    13
    Leases ...................................................................    13
    Legal Proceeding .........................................................    26
    Liens ....................................................................     5
    material contract ........................................................    13
    Merger ...................................................................     1
    Merger Consideration .....................................................     2
    Merger Sub ...............................................................     1
    Multiemployer Plan .......................................................     9
    Multiple Employer Plan ...................................................     9
    Option ...................................................................     3

                                      A-ii

    Option Consideration .....................................................     4
    Owned Real Property ......................................................    13
    Parent ...................................................................     1
    Paying Agent .............................................................     2
    Payment Fund .............................................................     2
    PBCL .....................................................................     1
    Permits ..................................................................     7
    person ...................................................................    26
    Proxy Statement ..........................................................     6
    Real Property ............................................................    17
    Real Property Documents ..................................................    13
    Release ..................................................................    11
    Restraints ...............................................................    23
    Returns ..................................................................     9
    SEC ......................................................................     6
    SEC Documents ............................................................     7
    Securities Act ...........................................................     7
    Shareholder Approval .....................................................    10
    Shareholders Meeting .....................................................    19
    Subsidiary ...............................................................    26
    Superior Proposal ........................................................    19
    Surviving Corporation ....................................................     1
    taxes ....................................................................    10
    Taxing Authority .........................................................     9
    Termination Fee ..........................................................    25
    Voting Agreement .........................................................     1

                          AGREEMENT AND PLAN OF MERGER


   THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), is dated as of August 21, 2001, by and among Roadway Corporation, a Delaware corporation ("Parent"), Lion Corp., a Pennsylvania corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Arnold Industries, Inc., a Pennsylvania corporation (the "Company").

                                R E C I T A L S

   1. Parent, Merger Sub and the Company intend to effect a merger (the "Merger") of Merger Sub with and into the Company in accordance with this Agreement and the Pennsylvania Business Corporation Law (the "PBCL"). Upon consummation of the Merger, Merger Sub will cease to exist and the Company will become a wholly-owned subsidiary of Parent.

   2. The respective Boards of Directors of Parent, Merger Sub and the Company have approved this Agreement and the Merger.

   3. In order to induce Parent to enter into this Agreement and to consummate the Merger, concurrently with the execution and delivery of this Agreement, Edward H. Arnold and the Parent are entering into a voting agreement (the "Voting Agreement") pursuant to which Edward H. Arnold has agreed to, among other things, vote his shares of common stock, par value $1.00 per share, of the Company ("Common Stock") in favor of the Merger.

   NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                                   THE MERGER

   Section 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the PBCL, Merger Sub will be merged with and into the Company at the Effective Time (as defined in Section 1.3) and the separate corporate existence of Merger Sub will thereupon cease. Following the Effective Time, the Company will be the surviving corporation (the "Surviving Corporation").

   Section 1.2. Closing. The closing of the Merger (the "Closing") will take place at a time and on a date to be specified by the parties, which is to be no later than the second Business Day after satisfaction or waiver (subject to applicable Law (as defined in Section 8.5(e))) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the satisfaction or waiver of such conditions) set forth in Article 6, unless another time or date is agreed to by the parties to this Agreement. The Closing will be held at the offices of Jones, Day, Reavis & Pogue, 901 Lakeside Avenue, Cleveland, Ohio 44114, or such other location as the parties to this Agreement agree to in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date." "Business Day" means any day other than Saturday, Sunday or any federal holiday.

   Section 1.3. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall (i) file the articles of merger (the "Articles of Merger") in such form as is required by and executed in accordance with the relevant provisions of the PBCL and (ii) make all other filings or recordings required under the PBCL. The Merger will become effective at such time as the Articles of Merger are duly filed with the Department of State of the Commonwealth of Pennsylvania, or at such subsequent date or time as the Company and Merger Sub agree and specify in the Articles of Merger (the date and time the Merger becomes effective is hereinafter referred to as the "Effective Time").

   Section 1.4. Effects of the Merger. The Merger will have the effects set forth in Section 1929 of the PBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub will be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

   Section 1.5. Articles of Incorporation and Bylaws. The Articles of Incorporation of the Company, as in effect immediately before the Effective Time, will be the Articles of Incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law; provided that, at the Effective Time, the Articles of Incorporation of the Company shall be amended as provided in Exhibit A attached hereto. The Bylaws of Merger Sub, as in effect immediately before the Effective Time, will be the Bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law.

   Section 1.6. Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE 2
                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
     OF THE CONSTITUENT CORPORATIONS; SURRENDER OF CERTIFICATES AND PAYMENT

   Section 2.1. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

   (a) Cancellation of Treasury Stock and Parent and Merger Sub Owned Common Stock. Each share of Common Stock that is owned by Parent or Merger Sub or any other wholly-owned subsidiary of Parent (other than shares of Common Stock in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) and any Common Stock then held by the Company or wholly-owned subsidiary of the Company (or held in the Company's treasury) will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

   (b) Conversion of Common Stock. Each issued and outstanding share of Common Stock (other than shares to be canceled in accordance with Section 2.1(a) and shares of Common Stock that are owned by shareholders that have properly exercised dissenters rights pursuant to Sections 1571 through 1580 and Section 1930 of the PBCL (the "Dissenting Shares")) will be converted into the right to receive $21.75, without interest, in cash (the "Merger Consideration"). At the Effective Time, all such shares of Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing immediately prior to the Effective Time such share of Common Stock (the "Certificate") will cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such Certificate in accordance with Section 2.2.

   (c) Capital Stock of Merger Sub. At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one fully-paid and nonassessable share of common stock of the Surviving Corporation.

   Section 2.2. Payment and Surrender of Certificates.

   (a) Paying Agent. Prior to the Effective Time, Merger Sub shall appoint a paying agent mutually agreeable to the Company and Parent to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration. On the Closing Date, Parent shall deposit or shall cause to be deposited with the Paying Agent, in a separate fund established for the benefit of the holders of shares of Common Stock for payment in accordance with this Article 2 through the Paying Agent (the "Payment Fund"), immediately available funds in amounts necessary to make the payments pursuant to Section 2.1(b) and this Section 2.2 to holders of shares of Common Stock entitled thereto.

   (b) Payment Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1(b), (i) a letter of transmittal (which shall specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Paying Agent and will be in such form and have such other provisions as the Company and Parent may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the

Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate will be entitled to receive in exchange therefor cash in an amount equal to the product of (i) the number of shares of Common Stock represented by such Certificate multiplied by (ii) the Merger Consideration, and the Certificate so surrendered will forthwith be canceled. No interest will be paid or accrued on the Merger Consideration payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it will be a condition of payment that the Certificate so surrendered will be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall (i) pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the surrendered Certificate or (ii) establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

   (c) Stock Transfer Books. After the Effective Time, there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they will be canceled and exchanged as provided in this Article 2, except as otherwise provided by applicable Law. Until surrendered as contemplated by this Section 2.2, each Certificate (other than Certificates representing Dissenting Shares and shares cancelled pursuant to Section 2.1(a)) will be deemed at any time after the Effective Time to represent only the right to receive upon surrender the Merger Consideration, without interest, that the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article 2.

   (d) Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to holders of the Certificates for six months after the Effective Time is to be delivered to the Surviving Corporation, upon demand, and any holders of the Certificates who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration.

   (e) No Liability. None of Merger Sub, the Company, the Surviving Corporation or the Paying Agent will be liable to any person in respect of any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Immediately prior to the date on which any payment pursuant to this Article 2 would otherwise escheat to or become the property of any Governmental Entity, such payment will, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

   (f) Lost Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration due to such person pursuant to this Agreement.

   (g) Withholding Rights. Parent or the Paying Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Common Stock such amounts as Parent or the Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent or the Paying Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the shares of Common Stock in respect of which such deduction and withholding was made by Parent or the Paying Agent.

   Section 2.3. Company Equity Plans.

   (a) Option Payments. Each individual who held an option to purchase shares of Common Stock under the Company's 1997 Stock Option Plan (the "1997 Plan"), and the Company's 1987 Stock Option Plan (the "1987 Plan", and together with the 1997 Plan, the "Equity Plans"), and had such option cancelled upon the Effective Time pursuant to the terms of the applicable Equity Plan, whether or not then exercisable (an "Option"), will be entitled to receive, at the Effective Time, for each share subject to such Option an amount (subject to any applicable withholding tax) in cash equal to the difference between the Merger Consideration and the per share exercise price of such Option to the extent such difference is a positive number (such amount is hereinafter referred to as the "Option Consideration"). The Surviving Corporation or Parent shall pay the Option Consideration within one Business Day following the Effective Time (provided the Company has delivered by the Effective Time a list of outstanding Options as of the Effective Time). Pursuant to the terms of the Equity Plans, upon the Effective Time, the Options will be canceled.

   (b) Termination of Plans. Prior to the Effective Time, the Company shall use its reasonable efforts to obtain all necessary consents or releases from holders of Options under the Equity Plans and take all such other lawful action as may be necessary (which includes, but is not limited to, satisfying the requirements of Rule 16b-3(e) promulgated under Section 16 of the Exchange Act, without incurring any liability in connection therewith) to provide for and give effect to the transactions contemplated by this Section 2.3. Except as otherwise agreed to in writing by the parties, (i) the Equity Plans will terminate as of the Effective Time, and (ii) the Company shall assure that following the Effective Time no participant in the Equity Plans, or other plans, programs or arrangements, will have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

   Section 2.4. Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary, shares of Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by shareholders of the Company who have complied with all procedures necessary to assert dissenters rights in the manner provided in Chapter 15 of the PBCL will not be canceled and converted into the right to receive the Merger Consideration, unless and until such shareholder has failed to perfect, or effectively has withdrawn or lost, such shareholder's right to appraisal and payment under the PBCL, but rather, such shareholder will be entitled to payment of the fair value of their shares determined and payable in accordance with the provisions of Chapter 15, Subchapter D of the PBCL. If such shareholder has so failed to perfect, or effectively has withdrawn or lost such right, the Common Stock owned by such shareholder will thereupon be deemed to have been canceled and converted as described in Section 2.1(b) at the Effective Time, and each share of Common Stock owned by such shareholder will represent solely the right to receive the Merger Consideration, without interest. From and after the Effective Time, no shareholder who has exercised dissenters rights as provided in Chapter 15, Subchapter D of the PBCL will be entitled to vote his or her shares of Common Stock for any purpose or to receive payment of dividends or other distributions with respect to such shares (except dividends and other distributions payable to shareholders of record at a date that is prior to the Effective Time). The Company shall give Parent prompt notice of and copies of any written demands for appraisal, attempted withdrawals of such demands and any other instruments received by the Company relating to shareholders' rights of appraisal. Parent shall conduct all negotiations and proceedings with respect to demand for appraisal under the PBCL and the Company will be entitled to participate therein only as and to the extent requested by Parent. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

   Section 2.5. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

   Section 3.1. Representations and Warranties of Company. Except as set forth in the disclosure letter delivered by the Company to the Merger Sub prior to the execution of this Agreement (the "Company Disclosure Letter") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), and except as disclosed in the SEC Documents (as defined in Section 3.1(e)) filed with the SEC prior to the date hereof, the Company hereby represents and warrants to Parent and Merger Sub as follows:

   (a) Organization, Standing and Corporate Power. The Company and each of the Company Subsidiaries (as defined in Section 3.1(b)) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound, except any failure to be in good standing that would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company and each of the Company Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate has not had or would not reasonably be expected to have a Company Material Adverse Effect (as defined below). "Contract" means any written or oral agreement, contract, subcontract, lease, instrument, note, option, warranty, purchase order, license, sublicense or legally binding commitments or undertakings. An event, inaccuracy, circumstance, change, state of facts, effect or other matter will be deemed to have a "Company Material Adverse Effect" if such event, inaccuracy, circumstance, change, state of facts, effect or other matter had or would reasonably be expected to have a material adverse effect on
(i) the business, financial condition or results of operations of the Company Entities taken as a whole, or (ii) the ability of the Company to consummate the Merger or any of the other transactions contemplated by this Agreement or to perform any of its obligations under this Agreement; provided, however, that any change, event, inaccuracy, circumstance, state of facts, effect or other matter relating to the following will not be taken into account in determining whether there has been or would be a Company Material Adverse Effect: (i) the economy or financial markets in general; (ii) conditions generally affecting the industry (or industries) in which any of the Company Entities participates, (iii) the announcement or pendency of this Agreement, or the transactions contemplated hereby, and (iv) any changes in GAAP (as defined in Section 3.1(e)).

   (b) Subsidiaries. Section 3.1(b) of the Company Disclosure Letter sets forth all the subsidiaries (as defined in Section 8.5(d)) of the Company (each a "Company Subsidiary," collectively, the "Company Subsidiaries," and together with the Company, the "Company Entities"). All outstanding shares of capital stock of, or other equity interests in, each Company Subsidiary (i) have been validly issued and are fully paid and nonassessable, (ii) are free and clear of all pledges, adverse claims, liens, options, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and (iii) are free of any other restriction (including preemptive rights or any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). All outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each of the Company Subsidiaries are owned, directly or indirectly, by the Company. The Company does not, directly or indirectly, own less than 100% of the capital stock or other equity interest in any person. None of the Company Entities has agreed to make or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other person. None of the Company Entities has, at any time, been a general partner of any general partnership, limited partnership or other person.

   (c) Capital Structure. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock. At the close of business on August 10, 2001: (i) 24,800,816 shares of Common Stock were issued and outstanding (excluding 5,141,812 shares of Common Stock held in the treasury of the Company); and (ii) 3,625,000 shares of Common Stock were reserved for issuance under the Equity Plans. Section 3.1(c) of the Company Disclosure Letter sets forth the holders of all outstanding Options, and the number of shares that each holder is entitled to purchase and exercise prices of each grant to such holders. The Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which the Company has stock options outstanding as of the date hereof and the forms of all stock option agreements evidencing such options. All outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and not subject to or issued in violation of preemptive rights. All outstanding shares of Common Stock, all outstanding Options and all outstanding shares of capital stock of each Company Subsidiary have been issued and granted, as the case may be, in compliance with (i) all applicable securities Laws and other applicable Laws, and (ii) all requirements set forth in applicable Contracts. Except (i) as set forth above, and (ii) for shares of Common Stock issued pursuant to Options outstanding on August 21, 2001 that are described on Schedule

3.1(c) of the Company Disclosure Letter, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company, (B) any securities convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, or (C) any warrants, calls, options or other rights to acquire from the Company, and no obligation of the Company or any Company Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (y) there are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither the Company nor any Company Subsidiary is a party to any voting agreement with respect to the voting of any such securities. There are no outstanding (A) securities convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Company Subsidiary, (B) warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, and no obligation of the Company or any Company Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Company Subsidiary, or (C) obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Company Subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. There are no agreements, arrangements or commitments of any character (contingent or otherwise) entered into in connection with acquisitions pursuant to which any person is or may be entitled to receive any payment based on the revenues, earnings or financial performance of the Company or any Company Subsidiary or any of their respective assets or calculated in accordance therewith.

   (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement, and, subject to the Shareholder Approval (as defined in Section 3.1(k)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Shareholder Approval. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by Merger Sub and Parent, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding inequity or at law). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with the articles of incorporation or bylaws or comparable organizational documents of any of the Company Entities,
(ii) result in any breach, violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or creation or acceleration of any obligation or right of a third party or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company Entities under, any Contract applicable to, affecting or relating in any way to, the Company Entities or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company Entities or their respective properties, assets or businesses, other than, in the case of clauses (ii) and (iii) any such conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, do not have or would not reasonably be expected to have a Company Material Adverse Effect or that would not prevent or materially delay consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, or local, foreign or supra-national government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental United States or foreign self-regulatory agency, commission or authority or any arbitral tribunal (each, a "Governmental Entity") is required by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for: (i) the filing with the Securities and Exchange Commission (the "SEC") of
(A) a proxy statement relating to the Shareholders Meeting (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement") and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby; (ii) the filing of the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania; (iii) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act");
(iv) the filing and consents as may be required by the antitrust and competition laws of foreign countries ("Foreign Antitrust Laws"); and (v) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not have or would not reasonably be expected to have a Company Material Adverse Effect.

   (e) SEC Reports and Financial Statements. The Company has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, with the SEC (as such reports, schedules, forms, statements and documents have been amended since the time of their filing, collectively, the "SEC Documents"). As of their respective dates, or if amended or superseded prior to the date hereof, as of the date of the last such amendment or filing, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents when filed, or as so amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") (i) comply as to form, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated statement of income, cash flows and stockholders' equity for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments).

   (f) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since December 31, 2000, (i) the Company Entities have conducted their respective operations only in the ordinary course consistent with past practice, (ii) there has not been a Company Material Adverse Effect and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have a Company Material Adverse Effect, (iii) the Company Entities have not taken action that if taken after the date of this Agreement would constitute a violation of Section 4.1, and (iv) none of the Company Entities has received any Acquisition Proposal. "Acquisition Proposal" means any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by Parent) contemplating or otherwise relating to any Acquisition Transaction (as defined in Section 4.2(e)).

   (g) Compliance with Applicable Laws; Litigation; Orders.

    (i) Except for violations of Environmental Laws (which are the subject of Section 3.1(m)), each of the Company Entities is in compliance in all material respects with all applicable Laws and the operations of the Company Entities have not been and are not being conducted in violation of any Permit (as defined below). None of the Company Entities has received any notice, or has knowledge, of any claim regarding any actual or possible violation of, or failure to comply with, any applicable Law.

    (ii) The Company Entities hold all material licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Entities or other persons necessary for the conduct of their respective businesses as currently conducted ("Permits"). All such Permits are valid and in full force and effect. Each Company Entity is in substantial compliance with the terms and requirements of such Permits. None of the Company Entities has received notice that any Permit will be terminated or modified or cannot be renewed in the ordinary course of business, and the Company has no knowledge of any reasonable basis for any such termination, modification or nonrenewal. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any Permit, or result in any termination, modification or nonrenewals thereof.

    (iii) (a) no Legal Proceeding involving a claim alleging damages in excess of $100,000 is pending or, to the knowledge of the Company, threatened and (b) none of the Company Entities (or any of their respective properties) is subject to any order, writ, injunction, judgment or decree with respect to the Company or any Company Subsidiary or any of their respective properties.

   (h) ERISA Compliance.

    (i) Schedule 3.1(h)(i) of the Company Disclosure Letter sets forth a true and complete list of each United States collective bargaining agreement and any United States bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, employment, disability, death benefit, hospitalization, medical, life, severance or other plan, agreement, arrangement or understanding, or change of control agreement providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary or to which the Company or any Company Subsidiary contributes or is obligated to contribute (collectively, the "Company Benefit Plans"). For purposes of this Agreement, the term "Foreign Plan" means each plan, agreement, arrangement or understanding that is subject to or governed by the laws of any jurisdiction other than the United States, and which would have been treated as a Company Benefit Plan had it been a United States plan, agreement, arrangement or understanding. Schedule 3.1(h)(i) sets forth a true and complete list of each Foreign Plan. Other than pursuant to the terms of the Company Benefit Plans or under applicable Laws, the Company has no material liability with respect to any plan, arrangement or practice of the type described in this paragraph that is not appropriately disclosed on the Company Financial Statements.

    (ii) Each Company Benefit Plan has been administered in all material respects in accordance with its terms, all applicable laws, including the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended (the "Code"), and the terms of all applicable collective bargaining agreements. Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service. To the Company's Knowledge, no fact or event has occurred that is reasonably likely to materially adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust, and all contributions to, and payments from, such Company Benefit Plans that are required to be made in accordance with such Company Benefit Plans, ERISA or the Code have been timely made, or are appropriately reflected on the Company's Financial Statements. Each Company Benefit Plan intended to meet the requirements of Section 501(c)(9) of the Code meets such requirements in all material respects and provides no disqualified benefits (as defined in Section 4976(b) of the Code.

    (iii) Neither the Company nor any trade or business, whether or not incorporated, which, together with the Company, would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA (an "ERISA Affiliate") has incurred any liability under Title IV of ERISA or 4971 of the Code, or has a current failure to meet the minimum funding standards of Section 302 of ERISA or
Section 412 of the Code.

    (iv) No Company Benefit Plan provides medical benefits (whether or not insured) with respect to current or former employees or officers or directors after retirement or other termination of service except as required by applicable Laws.

    (v) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee, officer or director of the Company to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director.

    (vi) Neither the Company nor any Company Subsidiary is a party to any agreement, contract or arrangement (including this Agreement) that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. No Company Benefit Plan provides for the reimbursement of excise taxes under Section 4999 of the Code or any income taxes under the Code.

    (vii) With respect to each Company Benefit Plan, the Company has delivered or made available to Parent a true and complete copy of: (A) each writing constituting a part of such Company Benefit Plan, including, without limitation, all Company Benefit Plan documents, and trust agreements;
(B) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (C) the most recent annual financial report, if any; (D) the most recent actuarial report, if any; and (E) the most recent determination letter from the Internal Revenue Service, if any. Except as specifically provided in the foregoing documents delivered or made available to Parent, there are no amendments to any Company Benefit Plan that have been adopted or approved nor has the Company or any Company Subsidiary undertaken to make any such amendments or to adopt or approve any new Company Benefit Plan.

    (viii) No Company Benefit Plan is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"). None of the Company, the Company Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. None of the Company, the Company Subsidiaries nor any ERISA Affiliates has incurred any material withdrawal liability under a Multiemployer Plan that has not been satisfied in full.

    (ix) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, or to the Company's knowledge, no set of circumstances exists that may reasonably give rise to a claim or lawsuit, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans that have resulted in or could reasonably be expected to result in any material liability of the Company or any Company Subsidiaries to the Pension Benefit Guaranty Corporation, the United States Department of Treasury, the United States Department of Labor, any Multiemployer Plan, any Company Benefit Plan or any participant in a Company Benefit Plan.

    (x) With respect to each Foreign Plan: (A) all amounts required to be reserved under each book reserved Foreign Plan have been so reserved in accordance with reasonable accounting practices prevailing in the country where such Foreign Plan is established; (B) each Foreign Plan required to be registered with a Governmental Entity has been registered, has been maintained in good standing with the appropriate Governmental Entities, and has been maintained and operated in accordance with its terms and applicable Law; and (C) the fair market value of the assets of each funded Foreign Plan that is a defined pension plan (or termination indemnity plan), and the liability of each insurer for each Foreign Plan that is a defined benefit pension plan (or termination indemnity plan) and is funded through insurance or the book reserve established for each Foreign Plan that is a defined benefit pension plan (or termination indemnity plan) that utilizes book reserves, together with any accrued contributions, is sufficient to procure or provide for the liability for accrued benefits with respect to those current and former employees of the Company and the Company Subsidiaries that participate in such Foreign Plan according to the reasonable actuarial or other applicable assumptions and valuations most recently used to determine employer contributions to or the funded status or book reserve of such Foreign Plans.

   (i) Taxes. Except to the extent that it would constitute a Company Material Adverse Effect (taking all years described in this Section 3.1(i) as a whole)

    (A) All tax returns, statements, reports and forms (including estimated tax or information returns and reports) due to be filed with any Governmental Entity responsible for the imposition of any tax (a "Taxing Authority") with respect to any tax period (or portion thereof) ending on or before the date hereof by or on behalf of the Company and Company Subsidiary (collectively, the "Returns") have, to the extent required to be filed on or before the date hereof, been filed when due in accordance with all applicable Laws.

    (B) All taxes due with respect to all periods (or portions thereof) covered by the Returns (whether or not shown as due and payable on the Returns that have been filed) have been timely paid, withheld and remitted to the appropriate Taxing Authority or provided for in the Financial Statements.

    (C) There is no action, suit or proceeding now pending and no claim, audit or investigation now pending or, any action, suit, claim, audit or investigation threatened against or with respect to the Company or the Company Subsidiaries in respect of any tax.

    (D) There are no liens for taxes upon the assets of the Company and its Company Subsidiaries, except liens for current taxes not yet due.

    (E) The Company and the Company Subsidiaries have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

    (F) Neither the Company nor any Company Subsidiary has ever been a party to any transaction characterized as a "safe harbor" lease under the Internal Revenue Code or has ever filed an election under section 341(f) of the Code.

    (G) There is no basis on which the Internal Revenue Service could successfully require the Company or any Company Subsidiary to change any of the accounting methods it uses in determining its taxable income or liability for taxes, and there has been no such change in the five years preceding the date hereof.

    (H) Neither the Company nor any Company Subsidiary has, within four years of the date hereof, been either the distributing corporation or the controlled corporation in a transaction intended to qualify as a tax-free transaction under section 355 of the Code.

    (I) Neither the Company nor any of the Company Subsidiaries has any liability for taxes of any person (other than the Company and the Company Subsidiaries under Treasury Regulation Section 1.1502-6 (or any comparable provision of state or local or foreign Law)), and

    (J) Neither the Company nor any Company Subsidiary is a party to any agreement relating to the allocation or sharing of taxes.

   As used in this Agreement, "tax" or "taxes" include all federal, state or local or foreign net and gross income, alternative or add-on minimum, environmental, gross receipts, ad valorem, value added, goods and services, capital stock, profits, license, single business, employment, severance, stamp, unemployment, customs, property, sales, excise, use, occupation, service, transfer, payroll, franchise, withholding and other taxes or similar governmental duties, charges, fees, levies or other assessments, including any interest, penalties or additions with respect thereto.

   (j) State Takeover Statutes. The Board of Directors of the Company (at a meeting duly called and held) has (i) unanimously determined that the Merger is fair and in the best interests of the Company and its shareholders, (ii) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved the Merger, and (iii) unanimously recommended the adoption of this Agreement by the holders of Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's shareholders at the Shareholders Meeting (as defined in Section 5.1(b)). The Board of Directors of the Company authorized this Agreement and the transactions contemplated hereby and thereby, including the Merger, prior to Parent or Merger Sub becoming an "interested shareholder" as defined in Section 2553 of the PBCL. Other than opting out of any of the subchapters of the PBCL, the Company has taken all action necessary to render the provisions of any anti-takeover statute, rule or regulation that may be applicable to the transactions contemplated by this Agreement (including Section 2538 and Subchapters E, F, G, H, I and J of Chapter 25 of the PBCL but excluding the provisions of Subchapter D of Chapter 15) inapplicable to Parent, Merger Sub and their respective affiliates, and to the Merger and this Agreement and the transactions contemplated hereby and thereby. As a result of the foregoing actions, the only corporate action required to authorize the Merger is the Shareholder Approval and no further action is required to authorize the Merger and the transactions contemplated by this Agreement.

   (k) Voting Requirement. The affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the Shareholders Meeting (the "Shareholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt and approve this Agreement, the Merger and the transactions contemplated hereby.

   (l) Brokers. Except for Morgan Stanley Dean Witter, whose fees, commissions and expenses are the sole responsibility of the Company, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid to or may become payable to Morgan Stanley Dean Witter and all indemnification and other agreements related to the engagement of Morgan Stanley Dean Witter.

   (m) Environmental Matters.

        (i) The Company Entities are in compliance in all material respects with all applicable Environmental Laws.

        (ii) There are no written (or, to the knowledge of the Company, other) Environmental Claims pending or, to the knowledge of the Company, threatened, against the Company or any of the Company Subsidiaries.

        (iii) Prior to and during the period of ownership, lease or operation by the Company or the Company Subsidiaries, to the knowledge of the Company, no Hazardous Substance was released onto or from or disposed of on to any currently or previously owned, leased or operated property.

        (iv) None of the Company or the Company Subsidiaries has received from any Governmental Entity or other third party any written (or, to the knowledge of the Company, oral) notice that any of them is or may be a potentially responsible party in respect of or may otherwise bear liability for any actual or threatened Release of Hazardous Substance at any site or facility that is or has been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar or analogous federal, state, provincial, territorial, municipal, county, or local list, schedule, inventory or database of Hazardous Substance sites or facilities.

        (v) None of the Company or the Company Subsidiaries has transported wastes or spent materials for recycling, treatment, storage or disposal.

        (vi) None of the property owned by the Company or the Company Subsidiaries contains any asbestos-containing material, equipment or containers containing polychlorinated biphenyls, or underground storage tank systems, nor is the Company or the Company Subsidiaries responsible for the repair, removal or replacement of such material, equipment, containers or tank systems at any other property.

        (vii) As used in this Agreement:

        (A) the term "Environmental Claim" means any written demand, lawsuit, action, proceeding, arbitration, investigation or notice to any of the Company Entities by any person alleging any potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, or penalties) arising out of any Environmental Law;

        (B) the term "Environmental Laws" means all Laws relating to protection of the environment or human health, including any Law relating to Releases or threatened Releases of Hazardous Substances, or to the manufacture, generation, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or other handling of Hazardous Substances, including the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conversation and Recovery Act, and the Occupational Safety and Health Act;

        (C) the term "Hazardous Substance" means (1) pollutants, contaminants, hazardous wastes, toxic substances, and oil and petroleum products, (2) any substance that is or contains friable asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum- derived substances or wastes, radon gas, (3) any substance that is defined, listed or identified as a "hazardous waste" or "hazardous substance" or as toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous under any Environmental Law;

        (D) the term "Release" means any releasing, disposing, discharging, injecting, spilling, leaking, pumping, dumping, emitting, escaping, emptying, migration, transporting or placing, including into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

   (n) No Company Rights Agreement. The Company is not subject to a shareholder rights agreement, poison pill or similar obligation, agreement, plan or arrangement.

   (o) Proxy Statement. The Proxy Statement at the date mailed to Company shareholders and at the time of the Shareholders Meeting (i) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and (ii) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; except that no representation is made by the Company with respect to statements made in the Proxy Statement based on information supplied in writing by Parent or Merger Sub specifically for inclusion in the Proxy Statement.

   (p) Proprietary Assets. Except as would not reasonably be expected to have a Company Material Adverse Effect: (a) the Company and each of the Company Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), any Intellectual Property (as defined below) necessary for the conduct of its business as currently conducted; (b) to the knowledge of the Company, the use of any Intellectual Property by the Company and the Company Subsidiaries does not infringe on or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which the Company or any Company Subsidiary acquired the right to use any Intellectual Property; (c) to the knowledge of the Company, no person is challenging, infringing on or otherwise violating any right of the Company or any of the Company Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or any Company Subsidiaries; and (d) neither the Company nor any Company Subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by the Company and any Company Subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by the Company or any Company Subsidiary is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "Intellectual Property" means trademarks, service marks, brand names, certification marks, trade dress and the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; trade secrets and rights in any jurisdiction to limit the use or disclosure thereof by any person; copyrights in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

   (q) Opinion of Financial Advisor. The Company's Board of Directors has received the opinion of Morgan Stanley Dean Witter, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to holders of shares of Common Stock. A signed copy of such opinion will be made available to Parent promptly after the date hereof.

   (r) Labor Agreements. Schedule 3.1(r) of the Company Disclosure Letter sets forth a true and complete list of each collective bargaining agreement or other labor agreement with any union or labor organization to which the Company or any of the Company Subsidiaries is a party in the United States. To the knowledge of the Company, neither the Company nor any Company Subsidiary knows of any activity or proceeding of any labor organization (or representative thereof) to organize any of its or their employees. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and the Company Subsidiaries are not, and have not been, subject to any pending, or to the knowledge of the Company, threatened (i) unfair labor practice, employment discrimination or other complaint, (ii) strike, lockout or dispute, slowdown or work stoppage or (iii) claim, suit, action or governmental investigation, in respect of which any director, officer, employee or agent of the Company or any of the Company Subsidiaries is or may be entitled to claim indemnification from the Company or any Company Subsidiary. To the knowledge of the Company, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute other than stoppages or disputes that would not reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary has complied in all material respects with all Laws relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing other than such noncompliance that would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing other than the payment of amounts that would not reasonably be expected to have a Company Material Adverse Effect.

   (s) Contracts. As of the date hereof, neither the Company nor any Company Subsidiary is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or (ii) any non-competition agreement or any other agreement or arrangement that limits or otherwise restricts the Company or any Company Subsidiary or that would, after the Effective Time, to the knowledge of the Company, limit or restrict the Surviving Corporation or any of its subsidiaries from engaging or competing in any line of business or in any geographic area.

   (t) Real Property; Assets.

        (i) Section 3.1(t)(i) of the Company Disclosure Letter contains a true and complete list of each parcel of real property owned by the Company and the Company Subsidiaries (the "Owned Real Property"). The Company or a Company Subsidiary has good and marketable fee simple title to all such Owned Real Property. The Company has made available to Parent true and complete copies of all documents evidencing the ownership interest of the Company in the Owned Real Property.

        (ii) Section 3.1(t)(ii) of the Company Disclosure Letter contains a true and complete list and brief description of all material real property leased by the Company and the Company Subsidiaries, all of which are hereinafter referred to as the "Leased Real Property." The Company or a Company Subsidiary has a valid leasehold interest in or valid rights to all Leased Real Property. The Company has made available to Parent true and complete copies of all leases of the Leased Real Property (the "Leases"). No option, extension or renewal has been exercised under any Lease except options, extensions or renewals whose exercise has been evidenced by a written document, a true and complete copy of which has been made available to Parent with the corresponding Lease. Each of the Company and the Company Subsidiaries has complied in all material respects with and is not in material default under the terms of all Leases to which it is a party and under which it is in occupancy, and all such Leases are valid and in full force and effect. The lessors under the Leases to which the Company or a Company Subsidiary is a party have complied in all material respects with and are not in material default under the terms of their respective Leases. Each of the Company and the Company Subsidiaries enjoys peaceful and undisturbed possession under all such Leases.

        (iii) None of the Owned Real Property Leases or Leased Real Property is subject to any Liens (whether absolute, accrued, contingent or otherwise) except for Permitted Liens. "Permitted Liens" means, collectively, (i) liens or other encumbrances securing real estate taxes and assessments, all of which are not yet due and payable or which are currently being contested in good faith or (ii) liens or other encumbrances of a character that do not materially detract from the value of the real property subject thereto, or materially impair the operation of the Company or its subsidiaries or detract from its business.

        (iv) The Company has good and valid title to all material personal property, improvements on the Owned Real Property, assets and rights relating to or used or held for use in connection with the business of the Company and the Company Subsidiaries and such material personal property, improvements, assets and rights comprise all of the assets required for the conduct of the business of the Company and the Company Subsidiaries as currently being conducted.

        (v) With respect to the Owned Real Property and the Leased Real Property (collectively, the "Real Property"):

             (A) Regarding all documents which evidence, secure or otherwise relate to the Real Property (collectively, the "Real Property Documents"): (a) there is no material default (or alleged default) thereunder by any of the parties thereto, nor has any event occurred which, with the passage of time or notice, or both, would constitute a material default thereunder or a violation of the terms (or permit the termination) thereof; and (b) none of the transactions or documents required or contemplated by this Agreement will constitute or create a default or event of default thereunder (or permit the termination thereof or require third party approval or other action pursuant thereto); and none of the Real Property Documents will be amended or terminated by any of the Company Entities without the prior written consent of Parent;

             (B) None of the Company Entities has leased or sublet, as lessor or sublessor, and no third party is in possession of, or has the right of use of occupancy of any portion of, any of the Real Property, and neither the whole nor any portion of any tract of the Real Property has been condemned, requisitioned or otherwise taken by any Governmental Entity and, to the knowledge of each of the Company Entities, no such condemnation, requisition or taking is threatened or contemplated;

             (C) Each Real Property comprises a single contiguous parcel of land with no intervening strips, parcels or easements between such Real Property and the public roads adjacent to such Real Property;

             (D) No written notice of any increase in the assessed valuation of the Real Property, and no written notice of any contemplated special assessment, has been received by any of the Company Entities and, to the knowledge of each of the Company Entities, there is no threatened special assessment pertaining to any of the Real Property;

             (E) There are no contracts or agreements to which any of the Company Entities is a party, or by which any of the Real Property is bound, granting to any person the right of use or occupancy of any portion of the Real Property; and

             (F) All accounts for work and services performed and materials placed or furnished upon or in respect of the Real Property at the request of any of the Company Entities are fully paid and satisfied and no person is entitled to a claim of any mechanics or materialman's liens.

   (u) Liabilities. None of the Company Entities has any accrued, contingent or other liabilities of any nature, either matured or unmatured, other than those liabilities that would not reasonably be expected to have a Company Material Adverse Effect, except for: (i) liabilities, as and to the extent disclosed or reserved against, on the Company's audited December 31, 2000 balance sheet incorporated by reference in its Annual Report of Form 10-K filed with the SEC for the fiscal year ended December 31, 2000 or the notes thereto; and (ii) liabilities that have been incurred by the Company Entities since December 31, 2000 in the ordinary course of business and consistent with past practices.

   (v) Certain Business Practices. None of the Company Entities nor any director, officer, agent or employee of any of the Company Entities has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment other than those payments that would not reasonably be expected to have a Company Material Adverse Effect.

   (w) Insurance. The Company has delivered to Parent a copy of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of the Company Entities. Each of such insurance policies is in full force and effect. Since January 1, 2000, none of the Company Entities has received any notice or other communication regarding any actual or possible (i) cancellation or invalidation of any insurance policy,
(ii) refusal of any coverage or rejection of any material claim under any insurance policy, or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers' compensation or other claim under or based upon any insurance policy of any of the Company Entities.

   (x) Transactions with Affiliates. Between the date of the Company's last proxy statement filed with the SEC and the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

   (y) No Existing Discussions. None of the Company Entities, and no representative of any of the Company Entities, is engaged, directly or indirectly, in any discussions or negotiations with any other person relating to an Acquisition Proposal.

   Section 3.2. Representations and Warranties of Parent and Merger
Sub. Parent and Merger Sub hereby represent and warrant to the Company as follows:

   (a) Organization and Standing. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, in the case of Parent, and the Commonwealth of Pennsylvania, in the case of Merger Sub.

   (b) Authority; Noncontravention. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub, and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, as applicable, enforceable against Parent and Merger Sub in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement, will not conflict with the respective certificate of incorporation or bylaws or comparable organizational documents of Parent and Merger Sub. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by Parent and Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of a premerger notification and report form under the HSR Act; (ii) the filing of the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania; (iii) the filings and consents as may be required by Foreign Antitrust Laws; and (iv) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to prevent or delay the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement.

   (c) Brokers. Except for Credit Suisse First Boston, whose fees, commissions and expenses are the sole responsibility of Parent and Merger Sub, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Merger Sub or Parent.

   (d) Financing. Parent and Merger Sub, collectively, have obtained written commitments (the "Commitment Letter") from Credit Suisse First Boston to provide any required financing in an amount not less than the full amount of the Merger Consideration and the Option Consideration, a copy of which has been provided by Parent to the Company. As of the date of this Agreement, neither Parent nor Merger Sub is aware of any facts or circumstances that (i) contradict or are in conflict with the terms and conditions set forth in the Commitment Letter or
(ii) create a reasonable basis for either Parent or Merger Sub to believe that it will not be able to obtain financing in accordance with the terms of the Commitment Letter.

   (e) Information in Proxy Statement. None of the information supplied by Parent or Merger Sub for inclusion in the Proxy Statement will, on the date the Proxy Statement is mailed to shareholders and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

   (f) Parent SEC Reports and Financial Statements. Parent has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) under the Securities Act, and the Exchange Act, with the SEC (as such reports, schedules, forms, statements and documents have been amended since the time of their filing, collectively, the "Parent SEC Documents"). As of their respective dates, or if amended or superseded prior to the date hereof, as of the date of the last such amendment or filing, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed, or as so amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents (i) comply as to form, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP (except, in the case of unaudited statements applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and (iii) fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated statement of income, cash flows and stockholders' equity for the periods then ended (subject, in the case of unaudited statements, to normal recurring year- end audit adjustments).

                                    ARTICLE 4
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

   Section 4.1. Conduct of Business.

   (a) Conduct of Business by the Company. Except as consented to in writing by Parent, during the period from the date of this Agreement to the Effective Time, the Company shall carry on its business, and shall cause the Company Subsidiaries to carry on their respective businesses, in the ordinary course consistent with past practice and, to the extent consistent therewith, use all reasonable efforts to keep available the services of its current officers and other key employees and preserve its relationships with customers, suppliers, distributors and other persons having business dealings with them. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary, to:

   (i) (A) other than dividends and distributions by a direct or indirect wholly-owned Company Subsidiary to its parent or the Company's regularly scheduled quarterly dividend in accordance with past practice, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, or (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Common Stock upon the valid exercise of the Options or other rights under the Equity Plans, in each case which are disclosed on Schedule 3.1(c) of the Company Disclosure Letter as outstanding on the date hereof;

   (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than the issuance of shares of Common Stock upon the valid exercise of the Options or other rights under the Equity Plans or in connection with other awards under the Equity Plans, in each case, which are disclosed on
Schedule 3.1(c) of the Company Disclosure Letter as outstanding on the date hereof and in accordance with their present terms, or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

   (iii) amend its articles of incorporation, bylaws or other comparable organizational documents, form any subsidiary or acquire any equity interest or other interest in any other person, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

   (iv) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets other than in the ordinary course of business consistent with past practice;

   (v) enter into commitments for capital expenditures other than in the ordinary course of business except as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business as reflected in the capital plan of the Company previously provided to Parent;

   (vi) (A) incur any long-term indebtedness (whether evidenced by a note or other instrument, pursuant to a financing lease, sale-leaseback transaction, guarantee or otherwise) or (B) incur short-term indebtedness in the ordinary course of business consistent with past practice under lines of credit existing on the date hereof;

   (vii) (A) except for normal increases in salary and wages in the ordinary course of business consistent with past practice or as set forth on Schedule 4.1 of the Company Disclosure Letter, grant any increase in the compensation or benefits payable or to become payable by the Company or any Company Subsidiary to any current or former director, officer, employee or consultant; (B) adopt, enter into, amend or otherwise increase, reprice or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under any bonus, incentive compensation, deferred compensation, severance, termination, change in control, retention, hospitalization or other medical, life, disability, insurance or other welfare, profit sharing, stock option, stock appreciation right, restricted stock or other equity-based, pension, retirement or other employee compensation or benefit plan, program, agreement or arrangement; (C) enter into or amend any employment or collective bargaining agreement or, except as required in accordance with the existing written policies of the Company or contracts or agreements entered into or approved (and previously disclosed to Parent) on or prior to the date of this Agreement, grant any severance or termination pay to any officer, director, consultant or employee of the Company or any Company Subsidiaries; or (D) pay or award any pension, retirement, allowance or other non-equity incentive awards, or other employee benefit not required by any outstanding employee benefit plan or arrangement;

   (viii) change the accounting principles used by it unless required by GAAP (or, if applicable with respect to foreign subsidiaries, foreign generally accepted accounting principles);

   (ix) except as otherwise expressly permitted in this Agreement, acquire by merging or consolidating with, by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any material amount of assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business consistent with past practice);

   (x) except in the ordinary course of business consistent with past practice, make or rescind any express or deemed election or settle or compromise any claim or action relating to U.S. federal, state or local taxes, or change any of its methods of accounting or of reporting income or deductions for U.S. federal income tax purposes;

   (xi) satisfy any claims or liabilities, other than the satisfaction, in the ordinary course of business consistent with past practice, in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company included in the Recent SEC Documents or incurred in the ordinary course of business consistent with past practice;

   (xii) make any loans, advances or capital contributions to, or investments in, any other person, except for loans, advances, capital contributions or investments between any wholly-owned Company Subsidiary and the Company or another wholly-owned Company Subsidiary;

   (xiii) other than in the ordinary course of business consistent with past practice, (A) modify, amend or terminate any Contract, (B) waive, release, relinquish or assign any Contract (or any of the Company's rights thereunder), right or claim, (C) cancel or forgive any indebtedness owed to the Company or any Company Subsidiary or (D) commence or settle any Legal Proceeding (as defined in Section 8.5(f)); provided, however, that the Company may not under any circumstance waive or release any of its rights under any confidentiality or standstill agreement to which it is a party;

   (xiv) except in the ordinary course of business consistent with past practice, write off as uncollectible or establish an extraordinary reserve with respect to any account receivable or any indebtedness; or

   (xv) authorize, or commit or agree to take, any of the foregoing actions.

   (b) Other Actions. Except as required by law, the Company and Parent shall not, and shall not permit any of their respective Subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in
(i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the consummation of the transactions contemplated hereby not being satisfied.

   (c) Advice of Changes. The Company and Parent shall promptly advise the other party of any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have, a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions to the consummation of the transactions contemplated hereby to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

   Section 4.2. No Solicitation.

   (a) The Company shall immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.

   (b) The Company shall not, and shall not authorize or permit any of the Company Subsidiaries or any of its or their directors, officers, employees, agents or representatives (including any investment banker, financial advisor, attorney or accountant), directly or indirectly, to (i) solicit, initiate, encourage, induce or knowingly facilitate, or furnish or disclose non-public information in connection with or in furtherance of, any inquiries or the making, submission or announcement of an Acquisition Proposal or take any action that would reasonably be expected to lead, directly or indirectly, to an Acquisition Proposal, or (ii) negotiate, explore or otherwise engage in discussions with any person (other than Parent, Merger Sub or their respective directors, officers, employees, agents and representatives) with respect to any Acquisition Proposal or (iii) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Proposal or (iv) subject to Section 4.2(c) below, approve, endorse or recommend any Acquisition Proposal; provided that, at any time prior to the Shareholder Approval, if the Board of Directors of the Company determines in good faith, after consultation with and receipt of written advice from its outside counsel as to the nature of the fiduciary duties of the Board of Directors under applicable Law, that such action is consistent with the fiduciary obligations of the Board of Directors of the Company under applicable Law, the Company may furnish, pursuant to a customary confidentiality agreement with terms not substantially more favorable to such third party than the Confidentiality Agreement (as defined in Section 5.2) (and which shall not contain any exclusivity provisions that would prohibit the Company from complying with the obligations under this Section 4.2 or otherwise under this Agreement), information to or enter into discussions with, any third party who delivers a Superior Proposal that did not result from a breach of this Section 4.2(b) of this Agreement. Without limiting the foregoing, the Company shall advise its directors and officers of the restrictions set forth in this Section 4.2, and shall use reasonable best efforts to cause such persons to comply with such restrictions.

   (c) If prior to the Shareholder Approval, the Board of Directors of the Company receives a Superior Proposal that did not result from a breach of
Section 4.2(b) of this Agreement, the Board of Directors of the Company may (subject to this and the following sentences), if it determines in good faith, after consultation with and receipt of written advice from its outside counsel as to the nature of the fiduciary duties of the Board of Directors under applicable Law, that such action is consistent with the fiduciary obligations of the Board of Directors of the Company under applicable Law, withdraw, modify or change, in a manner adverse to Parent, its recommendation of this Agreement and/or recommend a Superior Proposal to the shareholders of the Company and/or comply with Rule 14e-2 promulgated under the Exchange Act with respect to any Acquisition Proposal, provided that it (i) gives Parent four Business Days prior written notice of its intention to do so (provided that the foregoing in no way limits or otherwise affects Parent's right to terminate this Agreement pursuant to Section 7.1(e) at such time as the requirements of such subsection have been met) and (ii) during such four Business Day period, the Company otherwise cooperates with Parent with respect to the Acquisition Proposal that constitutes a Superior Proposal with the intent of enabling Parent to engage in good faith negotiations so that the transactions contemplated hereby may be consummated. Any such withdrawal, modification or change of the recommendation of the Board of Directors of the Company of this Agreement will not change the approval of the Board of Directors of the Company of this Agreement or the Merger, including, without limitation, for purposes of causing any state takeover statute or other Law to be inapplicable to the transactions contemplated hereby, including the Merger. Nothing in this Section 4.2 (i) permits the Company to terminate this Agreement, (ii) permits the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement ("Acquisition Agreement") with respect to any Acquisition Proposal (whether or not it constitutes a Superior Proposal) or (iii) affects any other obligation of the Company under this Agreement.

   (d) From and after the execution of this Agreement, the Company shall promptly advise Parent, orally and in writing, of the receipt, directly or indirectly, of any inquiries, discussions, negotiations or proposals relating to an Acquisition Proposal (including the specific terms thereof and the identity of the other party or parties involved) and promptly furnish to Parent a copy of any such written proposal in addition to any information, including correspondence and draft agreements, provided to or by any third party relating thereto. In addition, the Company shall promptly advise Parent, orally and in writing, if the Board of Directors of the Company makes any determination as to any Acquisition Proposal as contemplated by the proviso to the first sentence of
Section 4.2(b).

   (e) As used herein, the term (i) "Acquisition Transaction" means any transaction or series of transactions involving: (A) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (1) in which any of the Company Entities is a constituent corporation, (2) in which a person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of persons directly or indirectly acquires beneficial or record ownership of securities representing more than 10% of the outstanding securities of any class of voting securities of any of the Company Entities, or (3) in which any of the Company Entities issues or sells securities representing more than 10% of the outstanding securities of any class of voting securities of any of the Company Entities; or (B) any sale (other than sales of inventory in the ordinary course of business), lease (other than in the ordinary course of business), exchange, transfer (other than sales of inventory in the ordinary course of business), license (other than nonexclusive licenses in the ordinary course of business), acquisition or disposition of any business or businesses or assets that constitute or account for 10% or more of the consolidated net revenues, net income or assets of the Company Entities; and (ii) "Superior Proposal" means an unsolicited, bona fide written Acquisition Proposal on terms that the Board of Directors of the Company determines in its good faith judgment, would be (A) after consulting with and receipt of advice from a nationally recognized investment banking firm, superior to the shareholders of the Company from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Parent or Merger Sub in response to such written offer) and (B) more favorable to the Company and the shareholders of the Company (taking into account all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of such proposal, the third party making such proposal, the conditions of such proposal and all constituencies and pertinent factors permitted under the PBCL) and for which financing, to the extent required, is then committed, and that the Board of Directors reasonably expects a transaction pursuant to such proposal could be consummated.

   (f) The Company agrees not to release or permit the release of any person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which any of the Company Entities is a party, and will use its best efforts to enforce or cause to be enforced each such agreement at the request of Parent.

                                    ARTICLE 5
                              ADDITIONAL AGREEMENTS

   Section 5.1. Preparation of Proxy Statement; Shareholders Meeting.

   (a) As soon as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC, and Parent and Merger Sub shall cooperate with the Company in such preparation and filing of, the Proxy Statement. The Company shall use reasonable best efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after the Proxy Statement is cleared by the staff of the SEC for mailing to the Company's shareholders.

   (b) The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders Meeting") in accordance with applicable Law and the Company's articles of incorporation and bylaws for the purpose of obtaining Shareholder Approval with respect to this Agreement and the Merger and shall, through the Board of Directors of the Company, subject to Section 4.2(c), recommend to its shareholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing, but subject to its rights under Section 4.2, the Company agrees that its obligations pursuant to the first sentence of this
Section 5.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal. Notwithstanding any withdrawal, modification or change in any approval or recommendation of the Board of Directors of the Company, the Company shall hold the Shareholders Meeting pertaining to this Section 5.1(b). The Company shall ensure that all proxies solicited in connection with the Shareholders Meeting are solicited in compliance with all applicable Laws.

   (c) Parent shall (i) provide the Company with all information concerning Parent or the Merger Sub reasonably requested by the Company to be included in the Proxy Statement and (ii) at the Shareholders Meeting, if held, or any postponement or adjournment thereof (or at any other meeting at which the Merger or this Agreement are considered by shareholders), vote, or cause to be voted, all of the shares of Common Stock then owned by it, the Merger Sub or any of its other subsidiaries, if any, in favor of the approval and adoption of this Agreement and the transactions contemplated hereby.

   Section 5.2. Access to Information; Confidentiality. To the extent permitted by applicable Law and subject to the Agreement dated April 19, 2000, between the Company and Parent (the "Confidentiality Agreement"), and any confidentiality or similar agreement binding on any Company Entity, upon reasonable notice, the Company shall afford to Parent and to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access during normal business hours during the period prior to the Effective Time to all of the Company's properties, books, contracts, commitments, personnel and records, consistent with its legal obligations, and all other information concerning its business, properties and personnel as Parent may reasonably request. Each of the Company and Merger Sub shall hold, and shall cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

   Section 5.3. Efforts; Cooperation.

   (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and to obtain satisfaction or waiver of the conditions precedent to the Merger, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all consents, approvals or waivers from third parties necessary for the consummation of the Merger, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this
Section 5.5(a) will limit or affect actions permitted to be taken pursuant to
Section 4.2.

   (b) Parent and the Company shall (i) make the filings required of such party under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement within ten days after the date of this Agreement,
(ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents or other materials received by such party from the Federal Trade Commission or the Department of Justice or any other Governmental Entity in respect of such filings or the Merger and the other transactions contemplated by this Agreement, and (iii) cooperate with the other party in connection with making any filing under the HSR Act and in connection with any filings, conferences or other submissions related to resolving any investigation or other inquiry by any such Governmental Authority under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement; provided, however, that in no event will Parent by required to prosecute any litigation instituted by the Federal Trade Commission or the Department of Justice or any other Governmental Entity which seeks to restrain or prohibit the consummation of the Merger or which seeks to impose material limitations on the ability of Buyer, the Surviving Corporation or any of their respective affiliates or Subsidiaries to acquire, operate or hold, or to require Parent, Surviving Corporation or any of their respective affiliates or Subsidiaries to dispose of or hold separate, any material portion of their assets or business or the Company's assets or business.

   Section 5.4. Indemnification.

   (a) For six years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of the Company and any of the Company Subsidiaries to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by the Company and any of the Company Subsidiaries pursuant to the Company's or any such Company Subsidiary's certificate of incorporation, by-laws or other constituent documents and indemnification agreements, if any, in existence on the date hereof with any such directors, officers and employees for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby).

   (b) For six years after the Effective Time, the Surviving Corporation or Parent shall maintain in effect directors' and officers' liability insurance and fiduciary liability insurance covering acts or omissions occurring on or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent) on terms with respect to such coverage and amount no less favorable to the insured than those of such current insurance coverage; provided, however, that in no event will Parent be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by the Company for such insurance; and provided, further, that, if the annual premiums of such insurance coverage exceed such amount, Parent shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

   (c) The provisions of this Section 5.4 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other right to indemnification or contribution that any such person may have by contract or otherwise.

   Section 5.5. Employee Benefits. Parent agrees that all employees of the Company Entities who continue employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time ("Continuing Employees") will be eligible to participate in employee benefit programs of the Surviving Corporation, any Subsidiary of the Surviving Corporation or the Parent on the same basis and subject to the same terms and conditions as similarly situated employees of the Parent. Nothing in this
Section 5.5 or elsewhere in this Agreement limits the right of the Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation to terminate any such employee benefit plan. Nothing in this Section 5.5 or elsewhere in this Agreement is to be construed to create a right in any employee to employment with Parent, the Surviving Corporation or any other subsidiary of Parent and, subject to any other Contract between an employee and Parent, the Surviving Corporation or any other subsidiary of Parent, the employment of each Continuing Employee will be "at will" employment.

   Section 5.6. Public Announcements. Unless otherwise required by applicable Laws or applicable exchange rules (and, in that event, only if time does not permit), at all times prior to the earlier of the Effective Time or termination of this Agreement pursuant to Section 7.1, (a) Parent, Merger Sub and the Company shall consult with each other before holding any press conferences, analysts calls or other meetings or discussions and before issuing any press release or other public announcements with respect to the transactions contemplated by this Agreement, including the Merger; and (b) the parties shall provide each other the opportunity to review and comment upon any press release or other public announcement or statement with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or other public announcement or statement prior to such consultation. The parties shall mutually agree upon the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement prior to the issuance thereof. In addition, the Company shall, and shall cause the Company Subsidiaries to, (a) coordinate with Parent and Merger Sub regarding communications with customers, shareholders and employees relating to the transactions contemplated hereby, and (b) allow and facilitate Parent contact with customers, shareholders and employees of the Company.

   Section 5.7. Fees and Expenses. Except as provided in Section 7.2(b), all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby are to be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with the filing of the premerger notification and report forms relating to the Merger under the HSR Act and the filing of any notice or other document under any applicable Foreign Antitrust Laws.

   Section 5.8. Credit Agreement. Prior to the Effective Time, the Company shall terminate its bank credit facility or, at the option of the Company, obtain a waiver of such credit facility (so long as such waiver would prevent a cross default under any other agreements).

   Section 5.9. Shareholder Litigation. The parties to this Agreement shall cooperate and consult with one another, to the fullest extent possible, in connection with any shareholder litigation against any of them or any of their respective directors or officers with respect to the transactions contemplated by this Agreement. In furtherance of and without in any way limiting the foregoing, each of the parties shall use its respective reasonable best efforts to prevail in such litigation so as to permit the consummation of the transactions contemplated by this Agreement in the manner contemplated by this Agreement. Notwithstanding the foregoing, the Company shall not compromise or settle any litigation commenced against it or its directors or officers relating to this Agreement or the transactions contemplated hereby (including the Merger) without Parent's prior written consent, which consent Parent shall not unreasonably withhold.

   Section 5.10. Transition. In order to facilitate an orderly transition of the management of the business of the Company and the Company Subsidiaries to Parent and in order to facilitate the integration of the operations of the Company and Parent and its subsidiaries and to permit the coordination of their related operations on a timely basis, and in an effort to accelerate to the earliest time possible following the Effective Time the realization of synergies, operating efficiencies and other benefits expected to be realized by Parent and the Company as a result of the Merger, the Company shall and shall cause the Company Subsidiaries to consult with Parent on all strategic and operational matters to the extent such consultation is not in violation of applicable Law, including Laws regarding the exchange of information and other Laws regarding competition. The Company shall and shall cause the Company Subsidiaries to make available to Parent at the facilities of the Company and the Company Subsidiaries, where determined by Parent to be appropriate and necessary, office space in order to assist it in observing all operations and reviewing all matters concerning the Company's affairs. Without in any way limiting the provisions of Section 5.3, Parent, its subsidiaries, officers, employees, counsel, financial advisors and other representatives shall, upon reasonable written notice to the Company, be entitled to review the operations and visit the facilities of the Company and the Company Subsidiaries at all times as may be deemed reasonably necessary by Parent in order to accomplish the foregoing arrangements. Notwithstanding the foregoing, nothing contained in this Agreement gives Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries' respective operations. The parties acknowledge that they have discussed a key employee retention program to aid in the transition process.

   Section 5.11. Section 16(b). Parent and the Company shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 under the Exchange Act.

   Section 5.12. Financing. Parent shall use all reasonable best efforts to obtain the financing contemplated by the Commitment Letter, or financing with a different lender or lenders in an amount not less than the full amount of the Merger Consideration and the Option Consideration, prior to the Closing.

                                    ARTICLE 6
                              CONDITIONS PRECEDENT

   Section 6.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

   (a) Shareholder Approval. The Shareholder Approval with respect to this Agreement and the Merger shall have been obtained.

   (b) Governmental and Regulatory Approvals. Other than the filing of the Articles of Merger, all consents, approvals and actions of, filings with and notices to any Governmental Entity required of Parent, Merger Sub, the Company or any Company Subsidiary to consummate the Merger and the other transactions contemplated hereby the failure of which to be obtained or taken would reasonably be expected to have a Material Adverse Effect on the Surviving Corporation or its subsidiaries shall have been obtained.

   (c) No Injunctions or Restraints. No final and nonappealable judgment, decree, Law or rule, order, injunction or ruling entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger or limiting the ownership or operation by Parent, the Company or any of their respective subsidiaries of any material portion of the business or assets of Parent or the Company.

   (d) HSR Act; Foreign Antitrust Laws. The waiting period (including any extension thereof) applicable to the consummation of the Merger under the HSR Act and any applicable Foreign Antitrust Laws shall have expired or been terminated.

   Section 6.2. Conditions to Obligation of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

   (a) Representations and Warranties. The representations and warranties of the Company contained in Section 3.1(c) shall be true and correct in all respects both when made and as of the Closing Date as though made on and as of the Closing Date, and all other representations and warranties of the Company set forth herein shall be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained therein) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct have not had or resulted in or would not reasonably be expected to have or result in, individually or in the aggregate, a Company Material Adverse Effect.

   (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all of its obligations required to be performed by it under this Agreement at or prior to the Closing Date.

   (c) Officer's Certificate. The Company shall have furnished Parent and Merger Sub with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.

   (d) Financing. Parent shall have consummated financing in an amount not less than the full amount of the Merger Consideration and the Option Consideration.

   (e) Material Adverse Change. At any time after the date of this Agreement, there shall not have occurred facts or circumstances resulting in or reasonably expected to result in a Company Material Adverse Effect.

   Section 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

   (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth herein shall be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained therein) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct have not had or resulted in or would not reasonably be expected to have or result in, individually or in the aggregate, a material adverse effect on Parent.

   (b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

   (c) Officer's Certificate. Each of Parent and Merger Sub shall have furnished the Company with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Section 6.3(a) and (b) have been satisfied.

   Section 6.4. Frustration of Closing Conditions. None of Parent, Merger Sub or the Company may rely on the failure of any condition set forth in Sections 6.1,
6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to comply with its obligations to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.3.

                                    ARTICLE 7
                        TERMINATION, AMENDMENT AND WAIVER

   Section 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Shareholder Approval:

   (a) by mutual written consent of Parent and the Company;

   (b) by either Parent or the Company:

   (i) if the Merger has not been consummated by March 1, 2002; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) is not available to any party whose failure to perform any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated by such time;

   (ii) if the Shareholders Meeting (including any adjournment or postponement thereof) has concluded and the Shareholder Approval has not been obtained; provided, however, that the right to terminate this Agreement pursuant to this
Section 7.1(b)(ii) is not available to any party whose failure to perform any of its obligations under this Agreement has been the cause of, or resulted in, the failure to obtain such Shareholder Approval; or

   (iii) if any Restraint having any of the effects set forth in Section 6.1(c) is in effect and has become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(iii) is not available to any party whose failure to perform any of its obligations under this Agreement has been the cause of, or resulted in, such Restraint;

   (c) by Parent, if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to a failure of the conditions set forth in Sections 6.2(a) or
(b), and (B) is not cured within 30 days after written notice thereof or is incapable of being cured by the Company;

   (d) by the Company, if Parent or Merger Sub has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
(A) would give rise to a failure of the condition set forth in Sections 6.3(a) or (b), and (B) is not cured within 30 days after written notice thereof or is incapable of being cured by Parent or Merger Sub;

   (e) by Parent, if the Board of Directors of the Company or any committee thereof (i) withdraws or modifies or changes, or proposes or announces any intention or resolves to withdraw or modify or change, in a manner adverse to Parent or Merger Sub, the approval or recommendation by the Board of Directors of the Company or committee thereof of this Agreement or the transactions contemplated hereby, including the Merger, (ii) approves or recommends, or proposes to or announce any intention to approve or recommend, any Acquisition Transaction, or (iii) proposes or announces any intention to enter into any agreement, with respect to any Acquisition Transaction, or if the Company breaches the provisions of Section 4.2 or Section 5.1(b).

   Section 7.2. Effect of Termination.

   (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement will forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of Section 5.2 as such Section relates to confidentiality, Section 5.6, Section 5.7, this Section 7.2 and Article 8, which provisions survive such termination; provided, however, that nothing herein will relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

   (b) (i) If this Agreement is terminated (A) by either the Company or Parent pursuant to Section 7.1(b)(i) or (ii) and prior to the Shareholders Meeting, an Acquisition Proposal has been made known to the Company or been made directly to its shareholders generally or any person has publicly announced an intention (whether or not conditional and whether or not such proposal shall have been rejected or withdrawn prior to the time of such termination) to make an Acquisition Proposal or solicited proxies or consents in opposition to the Merger, or (B) by Parent pursuant to Section 7.1(e) then the Company shall promptly, but in no event later than two days after the date of such termination, pay Parent by wire transfer of same day funds a fee equal to $15,000,000 (the "Termination Fee"); provided, however, that no Termination Fee will be payable by the Company pursuant to clause (A) above unless and until within 12 months of such termination the Company or any of its Subsidiaries enters into an Acquisition Agreement, or consummates the transactions, contemplated by such Acquisition Proposal, in which case such Termination Fee shall be paid upon signing of the Acquisition Agreement or at the closing (and as a condition for closing) of the transactions contemplated by the Acquisition Proposal.

   (ii) The Company acknowledges that the agreements contained in this Section 7.2(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement.

   (c) If the Company fails to pay when due any amount payable under Section 7.2(b), then (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under Section 7.2(b), and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to 3% over the "prime rate" (as announced by Citibank N.A.) in effect on the date such overdue amount was originally required to be paid.

                                    ARTICLE 8
                               GENERAL PROVISIONS

   Section 8.1. Amendment. This Agreement may be amended with the approval of the respective Boards of Directors of the Company and Parent at any time before or after the Shareholder Approval; provided, however, that, after such Shareholder Approval, there is not to be made any amendment that by Law requires further approval by the shareholders of the Company without further approval of such shareholders. This Agreement may not be amended except by an agreement in writing signed on behalf of each of the parties.

   Section 8.2. Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.1, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an agreement in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

   Section 8.3. Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument or certificate delivered pursuant to this Agreement will survive the Effective Time, except the covenants and agreements contained in Article 2 and Article 8 and Section 5.4, each of which will survive in accordance with its terms.

   Section 8.4. Notices. All notices, requests, claims, demands and other communications under this Agreement must be in writing and will be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as is specified by like notice):

   (a) if to the Company, to:               Arnold Industries, Inc.
                                            625 South Fifth Avenue
                                            P.O. Box 210 Lebanon, PA 17042-0210
                                            Facsimile No.: (717) 253-0958
                                            Attention: Kenneth F. Leedy

   (b) with a copy to:                      Morgan, Lewis & Bockius LLP
                                            1701 Market Street
                                            Philadelphia, Pennsylvania 19103
                                            Facsimile No.: 215-963-5299
                                            Attention: Howard L. Shecter, Esq.

   (c) if to Parent or Merger Sub, to:      Roadway Corporation
                                            1077 Gorge Blvd.
                                            P.O. Box 471 Akron, OH 44309-0471
                                            Facsimile No.: (330) 258-6082
                                            Attention: John Gasparovic,
                                                       General Counsel

   with a copy to:                          Jones, Day, Reavis & Pogue
                                            North Point
                                            901 Lakeside Avenue
                                            Cleveland, Ohio 44114
                                            Facsimile No.: (216) 579-0212
                                            Attention: Patrick J. Leddy, Esq.

   Section 8.5. Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. For purposes of this Agreement, (a) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (including its permitted successors and assigns);
(b) "knowledge" of any person that is not an individual means the knowledge after due inquiry of such person's executive officers and officers with direct responsibility for the subject matter to which such knowledge relates; (c) "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise; (d) an entity shall be deemed a "subsidiary" of another person if such person directly or indirectly owns, beneficially or of record, (i) an amount of voting securities or other interests in such entity that is sufficient to enable such person to elect at least a majority of the members of such entity's board of directors or other governing body or (ii) at least 50% of the outstanding equity or financial interests of such entity; (e) "Laws" means any statute, ordinance, regulation, directive, order or other legally enforceable requirement in effect as of the date hereof; and (f) "Legal Proceeding" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

   Section 8.6. Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

   Section 8.7. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) are not intended to confer upon any person other than the parties any rights or remedies.

   Section 8.8. Governing Law. Except to the extent that the PBCL is mandatorily applicable to the Merger and the rights of shareholders of the Company, this Agreement is to be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

   Section 8.9. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other party. Any assignment in violation of this
Section 8.9 will be void. Subject to the preceding two sentences, this Agreement is binding upon, inures to the benefit of, and is enforceable by, the parties and their respective successors and assigns.

   Section 8.10. Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) shall not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of New York or a New York state court.

   Section 8.11. Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Ohio or an Ohio state court, this being in addition to any other remedy to which they are entitled at Law or in equity.

   Section 8.12. Severability.

   (a) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

   (b) The Company and Parent agree that the Termination Fee provided in Section 7.2(b) is fair and reasonable in the circumstances, considering not only the Merger Consideration but also the outstanding funded indebtedness (including capital leases) of the Company and the Company Subsidiaries. If a court of competent jurisdiction shall nonetheless, by a final, non-appealable judgment, determine that the amount of the Termination Fee exceeds the maximum amount permitted by Law, then the amount of the Termination Fee shall be reduced to the maximum amount permitted by Law in the circumstances, as determined by such court of competent jurisdiction.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                               ROADWAY CORPORATION


                                By: /s/ Michael W. Wickham
                                   -----------------------------
                                   Name:  Michael W. Wickham
                                   Title: Chairman and Chief
                                          Executive Officer

                                LION CORP.

                                By: /s/ Michael W. Wickham
                                   -----------------------------
                                   Name:  Michael W. Wickham
                                   Title: President


                                ARNOLD INDUSTRIES, INC.

                                By: /s/ Edward H. Arnold
                                   -----------------------------
                                   Name:  Edward H. Arnold
                                   Title: President

                                                                        ANNEX B


                         [Letterhead of Morgan Stanley]




                                            August 21, 2001


Board of Directors
Arnold Industries, Inc.
625 South Fifth Avenue
Lebanon, PA 17042


Members of the Board:

   We understand that Arnold Industries, Inc. (the "Company"), Roadway Corporation (the "Buyer" or "Roadway") and Roadway Acquisition Sub, a wholly-owned subsidiary of Roadway Corporation ("Acquisition Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated August 19, 2001 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly-owned subsidiary of the Buyer and each outstanding share of common stock, par value $1.00 per share (the "Common Stock"), of the Company other than shares held in treasury or held by the Buyer or any affiliate of the Buyer or the Company or as to which dissenters' rights have been perfected, will be converted into the right to receive $21.75 per share in cash. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

   We also are aware that, simultaneously with the execution of the Merger Agreement, Roadway and Edward H. Arnold may propose to enter into an option agreement pursuant to which, among other things, Mr. Arnold will have the option to purchase the Arnold Logistics assets from Roadway (the "Option").

   You have asked for our opinion as to whether the consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

   For purposes of the opinion set forth herein, we have:

     (i) reviewed certain publicly available financial statements and other business and financial information of the Company and the Buyer;

     (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and its constituent businesses prepared by the management of the Company;

     (iii) reviewed certain financial forecasts prepared by the management of the Company and its constituent businesses;

     (iv) discussed the past and current operations and financial condition and the prospects of the Company and its constituent businesses, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Company;

     (v) reviewed the reported prices and trading activity for the Common Stock;

     (vi) compared the financial performance of the Company and its constituent businesses and the prices and trading activity of the Common Stock with that of certain other comparable publicly-traded companies and their securities;

     (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

     (viii) participated in discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

     (ix)      reviewed the Merger Agreement and certain related documents;
               and

     (x) considered such other factors and performed such other analyses as we have deemed appropriate.

   We have assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us by the Company for the purposes of this opinion. With respect to the financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and its constituent businesses. As you know, Morgan Stanley did not receive financial forecasts for the Buyer and instead, with your consent, relied on the publicly available estimates of certain analysts, who report on the Buyer. We are not legal, regulatory or accounting experts and have relied on the assessments of the Company and its advisors with respect to certain tax effects with and without the Merger. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company and its constituent businesses, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

   In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition or business combination involving Arnold.

   We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and have received fees for the rendering of these services.

   In the ordinary course of its business, Morgan Stanley may from time to time trade in the debt or equity securities or senior loans of the Company and the Buyer for its own accounts, the accounts of investment funds and other clients under the management of Morgan Stanley and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or indebtedness.

   It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety, if required, in any filing made by the Company in respect of the transaction with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which the Buyer's common stock will trade following consummation of the Merger, and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote with respect to the Merger. Since Morgan Stanley was not requested to, and did not consider, the Option in arriving at its opinion, Morgan Stanley's opinion also did not, in any way, address the fairness of the Option.

   Based upon and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

                                   Very truly yours,

                                   MORGAN STANLEY & CO. INCORPORATED

                                   By: /s/ Kent P. Hitchcock
                                       -------------------------------
                                       Kent P. Hitchcock
                                       Managing Director

                                                                        ANNEX C

    Subchapter D of Chapter 15 of The Pennsylvania Business Corporation Law

        PENNSYLVANIA STATUTORY PROVISIONS RELATING TO DISSENTERS RIGHTS

                          EXCERPT FROM SUBCHAPTER 19C

ss.1930. Dissenters rights

   (a) General rule.If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

                                 SUBCHAPTER 15D

                               Dissenters rights

Section:

1571.    Application and effect of subchapter.
1572.    Definitions.
1573.    Record and beneficial holders and owners.
1574.    Notice of intention to dissent.
1575.    Notice to demand payment.
1576.    Failure to comply with notice to demand payment, etc.
1577.    Release of restrictions or payment for shares.
1578.    Estimate by dissenter of fair value of shares.
1579.    Valuation proceedings generally.
1580.    Costs and expenses of valuation proceedings.

ss.1571. Application and effect of Subchapter.

   (a) General rule.Except as otherwise provided in subsection (b), any shareholder (as defined in Section 1572 (relating to definitions)) of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, only where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

      Section 1906(c) (relating to dissenters rights upon special treatment).

      Section 1930 (relating to dissenters rights).

      Section 1931(d) (relating to dissenters rights in share exchanges).

      Section 1932(c) (relating to dissenters rights in asset transfers).

      Section 1952(d) (relating to dissenters rights in division).

      Section 1962(c) (relating to dissenters rights in conversion).

      Section 2104(b) (relating to procedure).

      Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

      Section 2325(b) (relating to minimum vote requirement).

      Section 2704(c) (relating to dissenters rights upon election).

      Section 2705(d) (relating to dissenters rights upon renewal of election).

      Section 2904(b) (relating to procedure).

      Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

      Section 7104(b)(3) (relating to procedure).

   (b) Exceptions.

      (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares shall not have the right to dissent and obtain payment of the fair value of the shares under this subchapter if, on the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, or on the date of the first public announcement that such a plan has been approved by the shareholders by consent without a meeting, the shares are either:

        (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

        (ii)  held beneficially or of record by more than 2,000 persons.

      (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

        (i) Shares of any preferred or special class or series unless the articles, the plan or the terms of the transaction entitle all shareholders of the class or series to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class or series.

        (ii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

      (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

   (c) Grant of optional dissenters rights. The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

   (d) Notice of dissenters rights. Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

      (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

      (2) a copy of this subchapter.

   (e) Other statutes. The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

   (f) Certain provisions of articles ineffective. This subchapter may not be relaxed by any provision of the articles.

   (g) Computation of beneficial ownership. For purposes of subsection
(b)(1)(ii), shares that are held beneficially as joint tenants, tenants by the entireties, tenants in common or in trust by two or more persons, as fiduciaries or otherwise, shall be deemed to be held beneficially by one person.

   (h) Cross references. See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished), 1763(c) (relating to dissenters rights procedure) and 2512 (relating to dissenters' rights procedure).

ss.1572. Definitions.

   The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

   "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which one or more of the resulting corporations is the successor corporation for the purposes of this subchapter. The designated successor corporation or corporations in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

   "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

   "Shareholder." A shareholder as defined in section 1103 (relating to definitions), or an ultimate beneficial owner of shares, including, without limitation a holder of depository receipts, where the beneficial interest owned includes an interest in the assets of the corporation upon dissolution.

   "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

   "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all of the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

ss.1573. Record and beneficial holders and owners.

   (a) Record holders of shares. A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

   (b) Beneficial owners of shares. A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

ss.1574. Notice of intention to dissent.

   If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

ss.1575. Notice to demand payment.

   (a) General rule. If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares, a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

      (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

      (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

      (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

      (4) Be accompanied by a copy of this subchapter.

   (b) Time for receipt of demand for payment. The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

ss.1576. Failure to comply with notice to demand payment, etc.

   (a) Effect of failure of shareholder to act. A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

   (b) Restriction on uncertificated shares. If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

   (c) Rights retained by shareholder. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

ss.1577. Release of restrictions or payment for shares.

   (a) Failure to effectuate corporate action. Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

   (b) Renewal of notice to demand payment. When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

   (c) Payment of fair value of shares. Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

      (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

      (2) A statement of the corporation's estimate of the fair value of the shares.

      (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

   (d) Failure to make payment. If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

ss.1578. Estimate by dissenter of fair value of shares.

   (a) General rule. If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

   (b) Effect of failure to file estimate.Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

ss.1579. Valuation proceedings generally.

   (a) General rule. Within 60 days after the latest of:

      (1) Effectuation of the proposed corporate action;

      (2) Timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

      (3) Timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

   (b) Mandatory joinder of dissenters. All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

   (c) Jurisdiction of the court. The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

   (d) Measure of recovery. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

   (e) Effect of corporation's failure to file application. If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

ss.1580. Costs and expenses of valuation proceedings.

   (a) General rule. The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

   (b) Assessment of counsel fees and expert fees where lack of good faith appears. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

   (c) Award of fees for benefits to other dissenters. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                                REVOCABLE PROXY
                            ARNOLD INDUSTRIES, INC.

|X| PLEASE MARK VOTES AS IN THIS EXAMPLE

                        SPECIAL MEETING OF SHAREHOLDERS
                                 NOVEMBER 20, 2001

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders of Arnold Industries, Inc., to be held on November 20, 2001, at 10:00 a.m., at the Lebanon Country Club, 3375 West Oak Street, Lebanon, Pennsylvania, and the proxy statement for said meeting attached thereto, and hereby appoints Kenneth R. Leedy or Heath L. Allen, or either of them, the attorneys, agents and proxies, with full power of substitution, to act at the Special Meeting of Shareholders or at adjournment or adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote on any business that may properly come before such meeting, including taking action on Proposals 1 and 2 set forth below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

                                                          For  Against  Abstain
1. To adopt the Agreement and Plan of Merger, dated as    |_|    |_|      |_|
   of August 21, 2001, by and among Roadway
   Corporation, a Delaware corporation, Lion Corp., a
   Pennsylvania corporation and a wholly owned subsidiary of Roadway Corporation, and Arnold
   Industries, Inc., pursuant to which each share of Arnold Industries common stock issued and outstanding at the effective time of the merger, other than shares held by Roadway or any of its subsidiaries or by Arnold Industries or any of its subsidiaries, all of which will be canceled, or by shareholders, if any, who properly exercise their dissenters' rights granted pursuant to the merger agreement, will be converted into the right to receive $21.75 per share in cash, without interest.

SEE REVERSE SIDE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                                SEE REVERSE SIDE

                                                          For  Against  Abstain
2. With respect to the use of their discretion in such    |_|    |_|      |_|
   other business as may come before the meeting or any adjournments thereof.

This proxy, when properly executed, will be voted in accordance with the specifications made herein. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2. All prior proxies are hereby revoked. This proxy may be revoked prior to its exercise by filing with the Secretary of Arnold Industries a duly executed proxy bearing a later date or an instrument revoking this proxy, or by attending the meeting and electing to vote in person.

                                  Please sign your proxy exactly as your name appears on the certificate. When signing as attorney, executor, administrator, trustee or guardian, give title as such. If owner is a corporation, sign full corporate name by a duly authorized officer.

                                  If two or more persons are named as owners, both or all should sign.

                                  Please be sure to sign and date this proxy in the box below.

                                  THIS PROXY IS SOLICITED ON BEHALF OF ARNOLD
                                  INDUSTRIES BOARD OF DIRECTORS. PLEASE ACT
                                  PROMPTLY - SIGN, DATE & MAIL YOUR PROXY CARD
                                  TODAY.
                                  ____________________________________________
                                  Shareholder sign above
                                  ____________________________________________
                                  Co-Holder (if any)

                                  Dated ________________________________ , 2001